Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268084

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 14, 2023

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 1, 2022)

862,500 Shares

NiSource Inc.

Series C Mandatory Convertible Preferred Stock (Liquidation Preference $1,000 per Share)

This is the final remarketing (the “remarketing”) of 862,500 shares of our Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (“mandatory convertible preferred stock”) originally issued as 0% Series C Mandatory Convertible Preferred Stock included in the equity units we issued in April 2021 (the “2021 Equity Units”).

In connection with the remarketing of the mandatory convertible preferred stock contemplated hereby, dividends may become payable on the $1,000 liquidation preference per share of the mandatory convertible preferred stock. If dividends become payable on the mandatory convertible preferred stock in connection the remarketing contemplated hereby, dividends will become payable in cash on the $1,000 liquidation preference per share of the mandatory convertible preferred stock when, as and if declared by our board of directors out of funds legally available for the payment of dividends, in the amount of $            per share (equivalent to a        % return over the dividend period (as defined herein)) on March 1, 2024. See “Description of the Mandatory Convertible Preferred Stock—Dividends.”

The mandatory convertible preferred stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, (i) senior to our common stock, par value $0.01 per share (“common stock”), and to any other class or series of our capital stock, the terms of which do not expressly provide that such class or series ranks on parity with the mandatory convertible preferred stock or senior to the mandatory convertible preferred stock; (ii) on parity with our Series B Preferred Stock and our Series B-1 Preferred Stock and any other class or series of our capital stock, the terms of which expressly provide that such class or series will rank on parity with the mandatory convertible preferred stock; (iii) junior to any other class or series of our capital stock the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock; and (iv) junior to our existing and future indebtedness and other liabilities (including trade payables), in each case on the terms described under “Description of the Mandatory Convertible Preferred Stock—Ranking.”

Each share of the mandatory convertible preferred stock will automatically convert on the second business day immediately following the last trading day (as defined herein) of the mandatory averaging period (as defined herein) into between 34.9528 and 41.0695 shares of our common stock (respectively, the “minimum conversion rate” and “maximum conversion rate”), each subject to anti-dilution adjustments as described herein. The number of shares of our common stock issuable on conversion of the mandatory convertible preferred stock will be determined based on the average of the daily VWAPs (as defined herein) per share of our common stock over the 40 consecutive trading day period (the “mandatory averaging period”) commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024. See “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion.”

As contemplated by the 2021 Equity Units and the mandatory convertible preferred stock, we and the remarketing agents named herein (the “remarketing agents”) will use our reasonable best efforts to remarket the mandatory convertible preferred stock under the terms of, and subject to the conditions contained in, the remarketing agreement. Among other things, the remarketing contemplated hereby is conditioned on the remarketing agents remarketing the mandatory convertible preferred stock that (i) are components of the 2021 Equity Units and (ii) are shares of mandatory convertible preferred stock not included in 2021 Equity Units participating in this remarketing at a price that results in proceeds of at least $1,000 multiplied by the aggregate number of such shares of mandatory convertible preferred stock being remarketed. See “Use of Proceeds,” “Relationship of the Equity Units to the Final Remarketing” and “Final Remarketing” in this prospectus supplement.

The mandatory convertible preferred stock is not, and is not expected to be, listed on any national securities exchange or included in any automated quotation system. Prior to this remarketing, there has been no public market for the remarketed mandatory convertible preferred stock.

Investing in the mandatory convertible preferred stock involves certain risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, and “Risk Factors ” beginning on page 2 of our Annual Report on Form 10-K for the year ended December 31, 2022.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total
Price to public (1)		%	$
Proceeds, before expenses (2)		%	$
Remarketing Fee to Remarketing Agents (3)		%	$

(1)	Plus accumulated dividends at the rate of % from November , 2023, if settlement occurs after November , 2023.
(2)	See “Use of Proceeds” and “Relationship of the Equity Units to the Final Remarketing” in this prospectus supplement.
(3)	We will separately pay the remarketing fee to the remarketing agents.

The remarketing agents expect to deliver shares of the mandatory convertible preferred stock in book-entry form only through the facilities of The Depository Trust Company (“DTC”) on or about November        , 2023 (the “final remarketing settlement date”), which is three business days following the date of the pricing of the mandatory convertible preferred stock (such settlement cycle being herein referred to as “T+ 3”). See “Remarketing — T+ 3 Settlement”.

Remarketing Agents

Goldman Sachs & Co. LLC	J.P. Morgan	Wells Fargo Securities

BofA Securities	PNC Capital Markets LLC	Scotiabank

Prospectus Supplement dated                 , 2023.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, describes the specific terms of the remarketing and certain other matters relating to NiSource Inc. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this remarketing. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us), on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement (or any related free writing prospectus issued by us) shall control.

The registration statement of which this prospectus supplement and the accompanying prospectus forms a part, including the exhibits to the registration statement, provides additional information about us and our mandatory convertible preferred stock remarketed under this prospectus supplement and the accompanying prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of our mandatory convertible preferred stock remarketed by this prospectus supplement and the accompanying prospectus as exhibits to the registration statement. We may file or incorporate by reference certain other legal documents that will control the terms of our mandatory convertible preferred stock remarketed by this prospectus supplement and the accompanying prospectus as exhibits to the registration statement or to reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference herein and therein contain, and any related free writing prospectus issued by us may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement under “Incorporation By Reference” and in the accompanying prospectus under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free-writing prospectus issued by us and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents to which we refer you. We have not, and the remarketing agents have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the mandatory convertible preferred stock remarketed hereby. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication to the contrary.

S-ii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that NiSource files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

our Current Report(s) on Form 8-K filed on March 15, 2023 (but only with respect to Item 5.02 thereof), March  24, 2023, May  8, 2023, May  24, 2023, June  9, 2023 (but only with respect to Item 8.01 thereof), June  16, 2023, June  20, 2023 (but only with respect to Item 1.01 thereof), August  23, 2023, October  5, 2023, and November 9, 2023;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 12, 2023 incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before we sell all of the securities offered by the accompanying prospectus.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

S-iii

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before purchasing our mandatory convertible preferred stock. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the historical financial statements and notes to those financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the “Risk Factors” section on page S-9 of this prospectus supplement and the “Risk Factors” and “Note regarding forward-looking statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 for more information about important risks that you should consider before investing in the mandatory convertible preferred stock. Unless the context requires otherwise, references in this prospectus supplement to “NiSource” refer to NiSource Inc. and “we,” “us” or “our” refer collectively to NiSource and its subsidiaries.

NISOURCE INC.

Overview. NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.7 million customers in six states. NiSource’s principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company, and Northern Indiana Public Service Company LLC, or NIPSCO, a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

Business Strategy. We focus our business strategy on providing safe and reliable service through our core, rate-regulated asset-based utilities, which generate substantially all of our operating income. Our utilities continue to move forward on core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all six states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we (i) embark on long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) address changing customer conservation patterns. These strategies are intended to improve reliability and safety, enhance customer service, ensure customer affordability and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.3 million customers in six states and operate approximately 54,800 miles of pipeline. Through NiSource’s wholly owned subsidiary NiSource Gas Distribution Group, Inc., we own five distribution subsidiaries that provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. We also distribute natural gas to approximately 859,000 customers in northern Indiana through NiSource’s wholly owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through NiSource’s subsidiary NIPSCO to approximately 486,000 customers in 20 counties in the northern part of Indiana and also engage in wholesale and electric transmission transactions. We own and operate sources of generation as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio to primarily renewable sources. During 2021, we operated Rosewater Wind Generation LLC for the full year and Indiana Crossroads Wind Generation LLC went into service during December 2021. In June of 2023, our Indiana Crossroads Solar

and Dunn’s Bridge I Solar projects went. We also purchase energy generated from renewable sources through PPAs. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 3,016 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. During the year ended December 31, 2022, NIPSCO generated 41.65% and purchased 58.35% of its electric requirements.

On June 17, 2023, NiSource and its wholly-owned subsidiary, NIPSCO Holdings II LLC, a Delaware limited liability company (“NIPSCO Holdings II”), entered into a purchase and sale agreement (the “BIP Purchase Agreement”) with BIP BLUE BUYER L.L.C., an affiliate of BIP. NIPSCO Holdings II is the 100% owner of all issued and outstanding membership interests of NIPSCO. NIPSCO Holdings II is a wholly-owned subsidiary of NIPSCO Holdings I LLC, which is a wholly-owned subsidiary of NiSource. Under the terms of the BIP Purchase Agreement, BIP will acquire newly issued membership interests of NIPSCO Holdings II which will represent a 19.9% ownership in NIPSCO Holdings II at closing, for a purchase price of $2.150 billion in cash, subject to adjustment based on the timing of closing and the amount of NiSource capital contributions made prior to closing (the “NIPSCO Minority Equity Interest Sale”). At the closing of the NIPSCO Minority Equity Interest Sale, through their respective percentage ownership of NIPSCO Holdings II, NiSource will own an 80.1% controlling interest in NIPSCO, while BIP will own the remaining 19.9% non-controlling interest. The parties currently expect for the NIPSCO Minority Equity Interest Sale to close by the end of 2023. The closing of the NIPSCO Minority Equity Interest Sale is subject to the satisfaction of certain customary closing conditions described in the BIP Purchase Agreement, including receipt of authorization by FERC. NIPSCO and BIP filed a joint petition with FERC on June 26, 2023 seeking approval of the NIPSCO Minority Equity Interest Sale.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

Recent Developments

NIPSCO Electric Rate Case Settlement

On August 2, 2023, NiSource’s Northern Indiana Public Service Company LLC subsidiary (“NIPSCO”) received a decision from the Indiana Utility Regulatory Commission to adjust its electric rates, effective August 2023. The newly approved rates are expected to increase NIPSCO’s annual revenues by $291.8 million and are being phased in over a multi-step process to spread out the changes to customer bills beginning in August 2023, with the remaining changes applied in 2024.

The newly approved rates support NIPSCO’s transition to a more balanced generation portfolio that includes renewable energy generation and storage resources, and the company’s investment of approximately $700 million in electric transmission and distribution system upgrades, technology improvements, and safety and reliability initiatives to be completed by the end of 2023, with plans for similar investments into the future.

Other benefits associated with the approved rate case settlement include:

•	Continued investments to protect the electric grid against cybersecurity threats

•	A broad range of system upgrades to increase reliability

•	Modernization of the electric grid with automated technology that pinpoints problems and allows us to make repairs more efficiently

•

Enhanced overall customer experience through the introduction of new products and services. Examples of recent enhancements include a mobile app, along with the ability for customers to connect with customer care agents online via live or automated chat, the continuation of energy efficiency programs and more

•	NIPSCO funding assistance to Community Action Programs to enable health and safety work for the low-income weatherization program.

THE MANDATORY CONVERTIBLE PREFERRED STOCK AND THE REMARKETING

The summary below describes the principal terms and conditions of the mandatory convertible preferred stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section “Description of the Mandatory Convertible Preferred Stock” of this prospectus supplement contains a more detailed description of the terms and conditions of the mandatory convertible preferred stock.

Issuer	NiSource Inc., a Delaware corporation.

Securities Remarketed	862,500 shares of Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share.

Dividends	In connection with the remarketing of the mandatory convertible preferred stock contemplated hereby, dividends may become payable in cash on the $1,000 liquidation preference per share of the mandatory convertible preferred stock. If dividends become payable on the mandatory convertible preferred stock in connection the remarketing contemplated hereby, dividends will become payable in cash on the $1,000 liquidation preference per share of the mandatory convertible preferred stock when, as and if declared by our board of directors out of funds legally available for the payment of dividends, in the amount of $ per share (equivalent to a % return over the dividend period) on March 1, 2024.

Cumulative dividends, if any, on the mandatory convertible preferred stock will only be paid when, as and if declared by our board of directors. Dividends, if any, on the mandatory convertible preferred stock will accumulate from and including the final remarketing settlement date to, but excluding March 1, 2024 (the “dividend period”), and will accumulate even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends.

If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock, the applicable conversion rate will be adjusted so that holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, as described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion.”

So long as any share of the mandatory convertible preferred stock remains outstanding, unless all accumulated and unpaid dividends, if any, for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of common stock has been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock, we will not:

(i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the mandatory convertible preferred stock; (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the mandatory convertible preferred stock; or (iii) make any contract adjustment payments or any payment under any agreement similar to that of the purchase contract and pledge agreement, subject to certain exceptions. See “Description of the Mandatory Convertible Preferred Stock—Dividends.”

Mandatory Conversion Date	The second business day immediately following the last trading day of the mandatory averaging period (as defined herein). The mandatory conversion date is expected to be March 1, 2024.

Ranking	The mandatory convertible preferred stock ranks, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•

senior to (i) our common stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which do not expressly provide that such class or series ranks on parity with the mandatory convertible preferred stock or senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be;

•

on parity with (i) our Series B Preferred Stock and our Series B-1 Preferred Stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which expressly provide that such class or series will rank on parity with the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be;

•

junior to any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

In the case of our liquidation, dissolution or winding up, holders of the mandatory convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied. It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.”

We currently have no capital stock outstanding that is senior to the mandatory convertible preferred stock. We currently have outstanding 20,000 shares of Series B Preferred Stock representing $500 million of aggregate liquidation preference (not taking into account accumulated and unpaid dividends) that is on parity with the mandatory convertible preferred stock. We own all of the equity interest of our subsidiaries.

As of September 30, 2023, we had approximately $12.8 billion principal amount of outstanding indebtedness on an unconsolidated basis, all of which is senior in right of payment to the mandatory convertible preferred stock. In addition, the mandatory convertible preferred stock is structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the mandatory convertible preferred stock would have any claims to those assets. As of September 30, 2023, our subsidiaries had approximately $524.90 million principal amount of outstanding indebtedness.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of the mandatory convertible preferred stock will have the right to receive $1,000 per share of the mandatory convertible preferred stock, plus accumulated and unpaid dividends, if any (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the mandatory convertible preferred stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of any senior stock. It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock —It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims” and “Description of the Mandatory Convertible Preferred Stock—Liquidation Preference.”

Limited Voting Rights	Holders of shares of the mandatory convertible preferred stock will have no voting rights with respect to the mandatory convertible preferred stock, except with respect to certain amendments to the terms of the mandatory convertible preferred stock, in certain other limited circumstances and except as specifically required by applicable Delaware law or as specifically required or recommended by the NYSE listing rules or as required by our amended and restated certificate of incorporation. Holders will have no right to vote for any members of our board of directors, except as required or recommended by the NYSE listing rules. See “Description of the Mandatory Convertible Preferred Stock—Limited Voting Rights.”

Mandatory Conversion	Upon conversion on the mandatory conversion date, each outstanding share of the mandatory convertible preferred stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to not more than 41.0695 shares of our common stock, or the “maximum conversion rate”, and not less than 34.9528 shares of our common stock, or the “minimum conversion rate”, depending on the mandatory settlement value of our common stock, as described below, and subject to certain anti-dilution adjustments.

The “mandatory settlement value” of our common stock means the average of the daily VWAPs (as defined herein) of our common stock during the mandatory averaging period. The “mandatory averaging period” means the 40 consecutive trading day period commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024. The conversion rate will be calculated by us as described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion,” and, in such case, the following table illustrates the conversion rate per share of the mandatory convertible preferred stock, subject to certain anti-dilution adjustments.

Assumed mandatory settlement value of our common stock	Conversion rate (number of shares of our common stock issuable upon conversion of each share of the mandatory convertible preferred stock)
Greater than the threshold appreciation price	34.9528 shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 34.9528 and 41.0695 shares of common stock, determined by dividing $1,000 by the mandatory settlement value

Less than the initial price	41.0695 shares of common stock

The “initial price” is calculated by dividing $1,000 by the maximum conversion rate of 41.0695 shares of common stock, and currently is approximately $24.3490, which is approximately equal to the closing price of our common stock on The New York Stock Exchange on the pricing date for the 2021 Equity Units offering, adjusted for excess cash dividends as described under “Description of the Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

The “threshold appreciation price” is calculated by dividing $1,000 by the minimum conversion rate of 34.9528 shares of common stock, and initially is approximately equal to $28.6100, which represents an approximately 17.5% appreciation over the initial price. If we declare a dividend for the dividend period, we will pay such dividend to the holders of record as of the immediately preceding regular record date. If on or prior to March 1, 2024 we have not declared all or any portion of the accumulated and unpaid dividends on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to (i) the amount of such accumulated and unpaid dividends that have not been declared (such amount, the “mandatory conversion additional conversion amount”), divided by (ii) the greater of (A) $8.52, which amount represents approximately 35% of the initial price (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each conversion rate) (the “floor price”) and (B) 97% of the applicable five-day average price (calculated using March 1, 2024 as the applicable dividend date). To the extent that the mandatory conversion additional conversion amount exceeds the product of the number of additional shares and 97% of the applicable five-day average price, we will, if we are able to do so under applicable Delaware law, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

Increase of Minimum Conversion Rate	If the closing price of our common stock on the date of the pricing of the mandatory convertible preferred stock remarketed hereby is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by 117.5% of the closing price on such date (rounded to the nearest ten-thousandth of a share). The changes to the terms of the mandatory convertible preferred stock will become effective on the final remarketing settlement date.

Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then- current maximum conversion rate of the mandatory convertible preferred stock (which is currently 41.0695 shares of common stock and is subject to adjustment as set forth under “Description of the Mandatory Convertible Preferred Stock— Anti-dilution Adjustments”).

Conversion at the Option of the Holder Upon a Fundamental Change	If a fundamental change occurs, holders of the mandatory convertible preferred stock will have the right, prior to the applicable fundamental change conversion deadline (as defined under “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change”), to convert their shares of the mandatory convertible preferred stock, in whole or in part (but in no event less than one share of the mandatory convertible preferred stock), into shares of our common stock as described in “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change”.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except for the limited case where the “stock price” (as defined under “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change”) for such fundamental change is less than $24.3490 per share of our common stock (subject to adjustment in certain circumstances), which equals the current initial price of the mandatory convertible preferred stock.

Early Conversion at the Option of the Holder	Other than in connection with a fundamental change, on or after December 1, 2023, holders of shares of mandatory convertible preferred stock have the right to convert their mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), at any time prior to March 1, 2024 (an “early conversion”), into shares of our common stock at the minimum conversion rate of shares of our common stock per share of mandatory convertible preferred stock.

Final Remarketing	Shares of the mandatory convertible preferred stock were initially issued by us on April 19, 2021 as a part of our issuance of 2021 Equity Units. Each 2021 Equity Unit initially consisted of (i) a purchase contract (“purchase contract”) under which the holder agreed to purchase a variable number of shares of our common stock for $100 in cash at the specified settlement rate, and (ii) a 1/10, or 10%, undivided beneficial ownership interest in one share of the mandatory convertible preferred stock that corresponds to the stated amount of $100 per 2021 Equity Unit. In order to secure their obligations under the purchase contracts, holders of the 2021 Equity Units pledged their shares of the mandatory convertible preferred stock to us through a collateral agent.

As contemplated by the terms of the 2021 Equity Units and the mandatory convertible preferred stock, we and the remarketing agents will use our reasonable best efforts to remarket the mandatory convertible preferred stock that (i) are components of the 2021 Equity Units and (ii) are shares of mandatory convertible preferred stock not included in 2021 Equity Units participating in this remarketing at a price that results in proceeds of at least $1,000 multiplied by the aggregate number of such shares of mandatory convertible preferred stock being remarketed. The remarketing agents have no obligation to purchase any shares of the mandatory convertible preferred stock. See “Relationship of the Equity Units to the Final Remarketing”, “Use of Proceeds” and “Final Remarketing” in this prospectus supplement.

No Listing	Shares of the mandatory convertible preferred stock are not, and are not expected to be, listed on any national securities exchange or included in any automated quotation system.

United States and Federal Income and Estate Tax Consequences	For a discussion of U.S. federal income tax considerations of owning and disposing of the mandatory convertible preferred stock, see “Material U.S. Federal Income and Estate Tax Consequences.”

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Form and Book-Entry System	The mandatory convertible preferred stock were issued in certificated form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, and evidenced by one or more global securities held in certificated form. Except under limited circumstances, a beneficial owner will not be entitled to receive physical delivery of securities certificates.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying base prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement before deciding whether to invest in the mandatory convertible preferred stock.

Use of Proceeds	Upon a successful remarketing under the 2021 Equity Units, (i) the portion of the proceeds from the remarketing attributable to shares of mandatory convertible preferred stock that were components of the 2021 Equity Units, equal to $1,000 multiplied by the number of shares of mandatory convertible preferred stock underlying the 2021 Equity Units will automatically be applied to satisfy in full the 2021 Equity Unit holders’ obligations to purchase our common stock under the related purchase contracts and any remaining proceeds will be promptly remitted to the holders of the 2021 Equity Units after the final remarketing settlement date; and (ii) the proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock who elected to participate in the remarketing will be remitted by the remarketing agent to the custodial agent for distribution to such holders on the final remarketing settlement date.

See “Use of Proceeds” and “Relationship of the Equity Units to the Final Remarketing.”

RISK FACTORS

In considering whether to purchase shares of the mandatory convertible preferred stock, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, because as a holder of mandatory convertible preferred stock, you are also making an investment decision with regard to our common stock. You should carefully review all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein about all of these securities.

In particular, you should carefully consider the risk factors described below, as well as the “Risk Factors” and “Forward-Looking Statements” sections in the accompanying prospectus and the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein, and in any subsequent periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the mandatory convertible preferred stock is suitable for you. The mandatory convertible preferred stock are not an appropriate investment for you if you are unsophisticated with respect to the complex terms of the mandatory convertible preferred stock or financial matters.

Risk Factors Relating to the Mandatory Convertible Preferred Stock

The mandatory convertible preferred stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the mandatory convertible preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, we are a holding company for several direct and indirect subsidiaries and the mandatory convertible preferred stock is structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the mandatory convertible preferred stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that such subsidiary has satisfied all of its liabilities and we have recognized claims or interests in the assets of such subsidiary). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the mandatory convertible preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations.

We currently have no capital stock outstanding that is senior to the mandatory convertible preferred stock. We currently have outstanding 20,000 shares of Series B Preferred Stock representing $500 million of aggregate liquidation preference (not taking into account any accumulated and unpaid dividends) that is on parity with the mandatory convertible preferred stock. In addition, we currently have outstanding 20,000 shares of Series B-1 Preferred Stock, par value $0.01 per share, which were issued as a distribution with respect to the Series B Preferred Stock to enhance the voting rights of the Series B Preferred Stock and to comply with the minimum voting rights policy of the New York Stock Exchange. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of a like number of shares of the underlying Series B Preferred Stock.

We own all of the equity interest of our subsidiaries. As of September 30, 2023, we had approximately $12.8 billion principal amount of outstanding indebtedness on an unconsolidated basis, all of which is senior in right of payment to the mandatory convertible preferred stock. In addition, the mandatory convertible preferred stock is structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the mandatory convertible preferred stock would have any claims to those assets. As of September 30, 2023, our subsidiaries had approximately $524.90 million principal amount of outstanding indebtedness.

Our ability to declare and pay dividends on the mandatory convertible preferred stock may be limited.

The dividends on the mandatory convertible preferred stock will be paid in cash when, as and if declared by our board of directors. There will be one dividend payment date on March 1, 2024. Any such dividend on the mandatory convertible preferred stock will be paid only if declared by our board of directors. The board of directors is not legally obligated or required to declare any dividends on the mandatory convertible preferred stock even if we have funds available for such purposes. We will pay all dividends on the mandatory convertible preferred stock when, as and if declared by our board of directors, in cash. However, we can only make payments of cash in respect of dividends from legally available funds under the Delaware General Corporation Law, as determined by our board of directors, and such funds may not be available to pay cash dividends on the mandatory convertible preferred stock. If we do not declare and pay any dividend on the mandatory convertible preferred stock, the market price of the mandatory convertible preferred stock is likely to be adversely affected. As a result of our ability to not pay dividends on the mandatory convertible preferred stock, the market price of the mandatory convertible preferred stock at such times may be more volatile than the market prices of other securities that are not subject to such a feature.

If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock, the applicable conversion rate will be adjusted so that holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion.” As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and 97% of the applicable five-day average price (as defined herein), we will, if we are able to do so under applicable Delaware law, declare and pay such excess amount in cash pro rata to the holders of the mandatory convertible preferred stock. However, to the extent we are not permitted to do so under applicable Delaware law, you will not receive such dividends or any other consideration in respect thereof.

In addition, the agreements governing any of our indebtedness may further limit our ability to pay cash dividends on our capital stock, including the mandatory convertible preferred stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the mandatory convertible preferred stock, we may be unable to pay dividends in cash on the mandatory convertible preferred stock unless we can refinance the amounts outstanding under such agreements or obtain a consent or amendment under such agreements.

Each share will automatically convert into shares of our common stock on or around March 1, 2024, and will therefore have limited time remaining for opportunity to participate in appreciation of our common stock price and/or to accumulate dividends (if any) following the remarketing.

Following this remarketing, there will be limited time remaining to the mandatory conversion of the mandatory convertible preferred stock, on or around March 1, 2024, and therefore limited time remaining for opportunity to participate in appreciation of our common stock price through owning the mandatory convertible preferred stock. To the extent that dividends are declared, there will only be one dividend payment date on March 1, 2024. As a result, there will be limited option value and current income value to be gained by purchasing shares of mandatory convertible preferred stock in this remarketing.

We may issue additional series of preferred stock that rank equally to the mandatory convertible preferred stock as to liquidation preference.

Neither our amended and restated certificate of incorporation nor the certificate of designations establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the mandatory convertible preferred stock prohibits us from issuing additional series of preferred stock that would rank on parity with the mandatory convertible preferred stock as to liquidation preference. As of the date of this prospectus supplement, we have issued and outstanding 862,500 shares of mandatory convertible preferred stock, and we have the authority to issue up to 19,097,500 additional shares of preferred stock. The issuances of other series of preferred stock could have the effect of reducing the amounts available to the holders of the mandatory convertible preferred stock in the event of our liquidation, dissolution or winding-up.

You will bear the risk of a decline in the market price of our common stock between the pricing date for the remarketing and the mandatory conversion date.

The number of shares of our common stock that a holder will receive upon mandatory conversion of the mandatory convertible preferred stock is not fixed but instead will depend on the mandatory settlement value of our common stock, which is the average of the daily VWAPs per share of our common stock over the mandatory averaging period, which is the 40 consecutive trading day period beginning on, and including, the 41st scheduled trading day immediately preceding March 1, 2024. The aggregate market value of the shares of our common stock that a holder would receive upon mandatory conversion may be less than the aggregate liquidation preference of the mandatory convertible preferred stock. Specifically, if the mandatory settlement value of our common stock is less than the initial price, which is calculated by dividing $1,000 by the maximum conversion rate of 41.0695 shares of common stock and currently equals approximately $24.3490, the market value of our common stock that a holder would receive upon mandatory conversion of each share of the mandatory convertible preferred stock will be less than the $1,000 liquidation preference per share of mandatory convertible preferred stock, and an investment in the mandatory convertible preferred stock would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our common stock below the initial price. Any such decline could be substantial. The maximum conversion rate will not be changed in connection with this remarketing.

In addition, because the number of shares delivered to a holder upon mandatory conversion will be based upon the mandatory settlement value, the shares of common stock a holder receives upon mandatory conversion may be worth less than the shares of common stock such holder would have received had the mandatory settlement value been equal to the daily VWAP per share of our common stock on the mandatory conversion date or the average of the daily VWAPs of our common stock over a different period of days.

Investors in the mandatory convertible preferred stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock. The opportunity for equity appreciation provided by your investment in the mandatory convertible preferred stock is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that a holder will receive upon mandatory conversion of each share of the mandatory convertible preferred stock on the mandatory conversion date (assuming that all dividends, if any, on shares of mandatory convertible preferred stock will be declared and paid in cash) will only exceed the liquidation preference of $1,000 per share of the mandatory convertible preferred stock if the mandatory settlement value of our common stock exceeds the threshold appreciation price, which is calculated by dividing $1,000 by the minimum conversion rate and currently is approximately equal to $28.6100. The threshold appreciation price represents an appreciation of approximately 17.5% over the initial price. If the closing price of our common stock on the pricing date for this remarketing is less than or equal to the initial price, the minimum conversion rate will be increased to an amount equal to $1,000 divided by 117.5% of the closing price on such date (rounded to the nearest ten-thousandth of a share), which will have the effect of decreasing the threshold appreciation price. However, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the then-current maximum conversion rate of the mandatory convertible preferred stock (which is currently 41.0695 shares of our common stock and is subject to adjustment as set forth in this prospectus supplement).

If the mandatory settlement value of our common stock is greater than the threshold appreciation price, a holder will receive on the mandatory conversion date approximately    % (which percentage is approximately equal to the closing price on the date that this remarketing is priced divided by the threshold appreciation price) of the value of our common stock that such holder would have received if they had made a direct investment in shares of our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the mandatory convertible preferred stock is less than that provided by a direct investment in shares of our common stock.

In addition, if the market value of our common stock appreciates and the mandatory settlement value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our common stock that a holder would receive upon mandatory conversion (assuming that all dividends, if any, on the shares of mandatory convertible preferred stock will be declared and paid in cash) will only be equal to the aggregate liquidation preference of the mandatory convertible preferred stock, and you will realize no equity appreciation on our common stock.

It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.

Your claim with respect to the mandatory convertible preferred stock in the event of our bankruptcy, liquidation, reorganization or other winding-up will be limited to the liquidation preference of your shares of mandatory convertible preferred stock and any accumulated and unpaid dividends. Additionally, because of the nature of the mandatory conversion feature of the mandatory convertible preferred stock, it is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with the claims of holders of common stock. If a bankruptcy court were to make this determination in the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the mandatory convertible preferred stock only after all of our indebtedness and other liabilities, and the liquidation preference of all of our Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock (and any other preferred equity at the time outstanding), have been paid.

The mandatory convertible preferred stock can only be converted early in limited situations.

Prior to December 1, 2023, the mandatory convertible preferred stock can only be converted upon the occurrence of a fundamental change. On and after December 1, 2023 but prior to March 1, 2024, holders of shares of the mandatory convertible preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the mandatory convertible preferred stock. Prior to December 1, 2023, if the specific conditions for conversion are not met, you will not be able to convert your mandatory convertible preferred stock, and you will not be able to receive the common stock into which the mandatory convertible preferred stock would otherwise be convertible.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except in limited circumstances.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the mandatory convertible preferred stock in connection with a fundamental change, except for the limited situation where the stock price for such fundamental change is less than the initial price.

Upon the occurrence of a fundamental change for which the stock price is less than the initial price, holders of mandatory convertible preferred stock will have the right to convert their shares at an adjusted conversion rate, which depends on the stock price prior to the effective date of such fundamental change. If the stock price is less than $12.1745 (50% of the current initial price) per share (subject to adjustment), you will receive a number of shares of common stock worth less than the $1,000 liquidation preference per share of mandatory convertible preferred stock plus accumulated and unpaid dividends, if any, thereon. You will have no claim against us for the difference between such value and the $1,000 liquidation preference per share of mandatory convertible preferred stock plus accumulated and unpaid dividends, if any, thereon.

The secondary market for the mandatory convertible preferred stock may be illiquid.

We are unable to predict how the mandatory convertible preferred stock will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the mandatory convertible preferred stock. We have no obligation or current intention to apply for any listing of the mandatory convertible preferred stock on any stock exchange. There can be no assurance as to the liquidity of any market that may develop for the mandatory convertible preferred stock, your ability to sell such securities or whether a trading market, if it develops, will continue.

Volatility in the market price and trading volume of our common stock could adversely affect the trading price of the mandatory convertible preferred stock.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or counterparties regarding their own performance, the ongoing COVID-19 pandemic, regulatory developments, including with respect to climate change, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely affect the trading price of the mandatory convertible preferred stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the mandatory convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the mandatory convertible preferred stock.

The trading price of the mandatory convertible preferred stock may not fully reflect the value of their accumulated and unpaid dividends.

The mandatory convertible preferred stock may trade at a price that does not fully reflect the value of accumulated and unpaid dividends on the mandatory convertible preferred stock.

The trading prices for the mandatory convertible preferred stock are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of the mandatory convertible preferred stock in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by subsequently filed quarterly reports on Form 10-Q, and the factors listed in “Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022 and in “Forward-Looking Statements” in the accompanying prospectus, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the mandatory convertible preferred stock. Any such arbitrage could, in turn, affect the trading prices of the mandatory convertible preferred stock and our common stock.

You will have no rights with respect to our common stock until the mandatory convertible preferred stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the mandatory convertible preferred stock, but your investment in the mandatory convertible preferred stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of shares of our common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (subject to certain limited exceptions, unless it would adversely affect the special rights, preferences, privileges and voting powers of the mandatory convertible preferred stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock, even if your mandatory convertible preferred stock has been converted into shares of our common stock prior to the effective date of such change.

You will have no voting rights with respect to the mandatory convertible preferred stock except under limited circumstances.

You will have no voting rights with respect to the mandatory convertible preferred stock, except with respect to certain amendments to the terms of the mandatory convertible preferred stock, in certain other limited circumstances and except as specifically required by applicable Delaware law, as specifically required or recommended by the NYSE listing rules or as required by our amended and restated certificate of incorporation. You will have no right to vote for any members of our board of directors, except as required or recommended by the NYSE listing rules.

The mandatory convertible preferred stock provide limited anti-dilution adjustments, and an event could occur that adversely affects the value of the mandatory convertible preferred stock or our common stock but that does not result in an anti-dilution adjustment.

The fixed conversion rates of the mandatory convertible preferred stock are subject to adjustment in certain circumstances arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the fixed conversion rates for other events, including without limitation third party tender or exchange offers for our common stock, issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends below a specified threshold, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we originally issued the mandatory convertible preferred stock. See “Description of the Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the mandatory convertible preferred stock or our common stock, but does not result in an adjustment to the fixed conversion rates, will not occur. Further, we are not restricted from issuing additional common stock during the term of the mandatory convertible preferred stock and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and the mandatory convertible preferred stock.

Under certain circumstances, you may be treated as receiving a taxable distribution on the mandatory convertible preferred stock even though you do not receive any actual cash distribution.

We may, at our option, pay dividends on the mandatory convertible preferred stock wholly or partly in our common stock, as described under “Description of the Mandatory Convertible Preferred Stock—Dividends.”

Any such dividends will still be treated as distributions taxable in the same manner as cash distributions. In addition, for United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the mandatory convertible preferred stock if (1) the fixed conversion rates of the mandatory convertible preferred stock are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed conversion rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as an increase in our quarterly cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed conversion rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material U.S. Federal Income and Estate Tax Consequences”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied and subject to an applicable tax treaty. If we pay withholding taxes on your behalf as a result of an adjustment to the settlement rate, we may, at our option, set off such payments against other amounts such as cash or common stock otherwise due to you. For further details, see “Material U.S. Federal Income and Estate Tax Consequences.”

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the mandatory convertible preferred stock.

Investors in, and potential purchasers of, shares of the mandatory convertible preferred stock may employ, or seek to employ, an arbitrage strategy with respect to the mandatory convertible preferred stock. Investors that employ an arbitrage strategy with respect to equity-linked instruments typically implement that strategy by selling short our common stock underlying the equity-linked instrument and dynamically adjusting their short position while they hold such equity-linked instrument. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may adopt additional rules in the future and take other actions, that may affect those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant effect on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that similarly restricts the ability of investors in, or potential purchasers of, the mandatory convertible preferred stock to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the mandatory convertible preferred stock. See “Risk Factors Relating to Our Common Stock—The price of our common stock may be adversely affected by the issuance and sale of our common stock, including upon the conversion of the mandatory convertible preferred stock.”

Because the mandatory convertible preferred stock will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the mandatory convertible preferred stock and exercise their rights and remedies.

The mandatory convertible preferred stock has been issued in the form of one or more global securities registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated securities. See “Description of the Mandatory Convertible Preferred Stock—Book-Entry Issuance—The Depository Trust Company.” Accordingly, if you own a beneficial interest in a global security, then you will not be considered an owner or holder of the relevant security. Instead, DTC or its nominee will be the sole holder of global securities. Unlike persons who have certificated securities registered in their names, owners of beneficial interests in global securities will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global securities to vote on any requested actions on a timely basis. As such, if you are a beneficial owner of the mandatory convertible preferred stock, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your rights with respect thereto.

In addition, notices and other communications relating to the mandatory convertible preferred stock will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

Risk Factors Relating to Our Common Stock

The price of our common stock may be adversely affected by the issuance and sale of our common stock, including upon the conversion of the mandatory convertible preferred stock.

We cannot predict the effect that future issuances or sales of our common stock, if any, including those made upon the conversion of the mandatory convertible preferred stock, may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, including issuances and sales upon the conversion of the mandatory convertible preferred stock, could adversely affect the market price of our common stock.

Our 2021 Equity Units and mandatory convertible preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our 2021 Equity Units and our mandatory convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•

investors’ anticipation of the sale into the market of a substantial number of additional shares of our common stock issued upon settlement of the purchase contracts that are a component of our 2021 Equity Units or conversion of our mandatory convertible preferred stock;

•

possible sales of our common stock by investors who view our 2021 Equity Units or mandatory convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that we expect to develop involving our 2021 Equity Units or mandatory convertible preferred stock and our common stock.

USE OF PROCEEDS

Upon a successful remarketing (See “Final Remarketing” herein),

•

the portion of the proceeds from the remarketing attributable to shares of mandatory convertible preferred stock that were components of the 2021 Equity Units that were remarketed, equal to $1,000 multiplied by the number of shares of mandatory convertible preferred stock underlying the 2021 Equity Units will automatically be applied to satisfy in full the 2021 Equity Unit holders’ obligations to purchase our common stock under the related purchase contracts on December 1, 2023 (the “purchase contract settlement date”) and any remaining proceeds will be promptly remitted to the purchase contract agent for distribution to such holders on the final remarketing settlement date pro rata in accordance with their respective interests; and

•

the proceeds from the remarketing attributable to holders of separate shares of mandatory convertible preferred stock who elected to participate in the remarketing will be remitted by the remarketing agent to the custodial agent for distribution to such holders on the final remarketing settlement date.

Where the final remarketing settlement date occurs prior to the purchase contract settlement date, a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of shares of mandatory convertible preferred stock underlying 2021 Equity Units that were remarketed will be substituted for the shares of mandatory convertible preferred stock that are components of the 2021 Equity Units and will be pledged to us through the collateral agent to secure the 2021 Equity Unit holders’ obligations under the purchase contracts. Any remaining proceeds from such shares of mandatory convertible preferred stock will be remitted to U.S. Bank National Association, in its capacity as the purchase contract agent for remittance on the final remarketing settlement date pro rata to such holders in accordance with their respective interests as described above.

See “Relationship of the Equity Units to the Final Remarketing.”

RELATIONSHIP OF THE EQUITY UNITS TO THE FINAL REMARKETING

In April 2021, we issued 8,625,000 2021 Equity Units in a registered public offering. Each 2021 Equity Unit was initially comprised of (i) a purchase contract under which the holder agreed to purchase a variable number of shares of our common stock for $100 in cash at the specified settlement rate, and (ii) a 1/10, or 10%, undivided beneficial ownership interest in one share of the mandatory convertible preferred stock, par value $0.01 per share, with a liquidation preference of $1,000 per share that corresponds to the stated amount of $100 per 2021 Equity Unit. In order to secure their obligations under the purchase contracts, holders of the 2021 Equity Units pledged their shares of the mandatory convertible preferred stock to us through a collateral agent.

Under the terms and subject to the conditions contained in the remarketing agreement, dated as of September 12, 2023, among us, Goldman Sachs & Co. LLC and U.S. Bank National Association not individually but solely as purchase contract agent and as attorney-in-fact of the holders of Units, as amended on October 19, 2023 and                     , 2023 among us and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (as representatives of the several remarketing agents) and U.S. Bank National Association (the “remarketing agreement”), the remarketing agents have agreed severally and not jointly to use their reasonable best efforts to remarket shares of the mandatory convertible preferred stock.

Among other things, this remarketing is conditioned on the remarketing agents remarketing the mandatory convertible preferred stock that (i) are components of the 2021 Equity Units and (ii) are shares of mandatory convertible preferred stock not included in 2021 Equity Units participating in this remarketing at a price that results in proceeds of at least $1,000 multiplied by the aggregate number of such shares of mandatory convertible preferred stock being remarketed.

Should the remarketing be successful, as described under “Use Of Proceeds,” a portion of the proceeds from the remarketing will satisfy in full each related 2021 Equity Unit holder’s obligation to deliver $100 to purchase the variable number of shares of our common stock under the purchase contracts.

If this remarketing is not successful for any reason, the terms of the mandatory convertible preferred stock will not be modified and the shares of mandatory convertible preferred stock (other than separate shares of mandatory convertible preferred stock) will continue to be components of the 2021 Equity Units

See “Use of Proceeds.”

DESCRIPTION OF THE MANDATORY CONVERTIBLE PREFERRED STOCK

In this Description of the Mandatory Convertible Preferred Stock, “we,” “us” and “our” refer only to NiSource Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of certain provisions of the mandatory convertible preferred stock. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our amended and restated certificate of incorporation, as amended, including the certificate of designations establishing the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions on the mandatory convertible preferred stock and our amended and restated by-laws, as currently in effect, and applicable laws. Wherever particular provisions or defined terms of the mandatory convertible preferred stock are referred to, such provisions or defined terms are incorporated into this prospectus supplement by reference.

General

Under our amended and restated certificate of incorporation, as amended, our board of directors designated 920,000 shares of our authorized but unissued preferred stock as, and approved a certificate of designations creating, a series of our preferred stock, designated as the 0% Series C Mandatory Convertible Preferred Stock, of which 862,500 shares are currently outstanding. In addition, in connection with this remarketing, the pricing committee of our board of directors, in consultation with the remarketing agents, will approve a further certificate of amendment with respect to such preferred stock, increasing the dividend rate thereon and/or the minimum conversion rate thereof, in each case as described in this section “Description of the Mandatory Convertible Preferred Stock.” We refer herein to such remarketed preferred stock as the “mandatory convertible preferred stock.” We will not (i) change any terms of the mandatory convertible preferred stock except as set forth in the certificate of designations and (ii) issue any additional shares of the mandatory convertible preferred stock other than in accordance with the certificate of designations.

The mandatory convertible preferred stock is not, and is not expected to be, listed on any national securities exchange or included in any automated quotation system.

Ranking

The mandatory convertible preferred stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, ranks:

•

senior to (i) our common stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which do not expressly provide that such class or series ranks on parity with the mandatory convertible preferred stock or senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be (which we refer to collectively as “junior stock”);

•

on parity with (i) our Series B Preferred Stock and our Series B-1 Preferred Stock and (ii) any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock, the terms of which expressly provide that such class or series will rank on parity with the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be (which we refer to collectively as “parity stock”);

•

junior to any other class or series of our capital stock established after the first original issue date of shares of the mandatory convertible preferred stock the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, as the case may be (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the mandatory convertible preferred stock is structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—The mandatory convertible preferred stock ranks junior to all of our indebtedness and other liabilities.” It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock.

See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.”

In the case of our liquidation, dissolution or winding up, holders of the mandatory convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to the mandatory convertible preferred stock. We currently have outstanding 20,000 shares of Series B Preferred Stock representing $500 million of aggregate liquidation preference (not taking into account any accumulated and unpaid dividends) that is on parity with the mandatory convertible preferred stock. In addition, we currently have outstanding 20,000 shares of Series B-1 Preferred Stock, par value $0.01 per share, which were issued as a distribution with respect to the Series B Preferred Stock to enhance the voting rights of the Series B Preferred Stock and to comply with the minimum voting rights policy of the New York Stock Exchange. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of a like number of shares of the underlying Series B Preferred Stock.

We own all of the equity interest of our subsidiaries. As of September 30, 2023, we had approximately $12.8 billion principal amount of outstanding indebtedness on an unconsolidated basis , all of which is senior in right of payment to the mandatory convertible preferred stock. In addition, the mandatory convertible preferred stock is structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the mandatory convertible preferred stock would have any claims to those assets. As of September 30, 2023, our subsidiaries had approximately $524.90 million principal amount of outstanding indebtedness.

Dividends

In connection with the remarketing of the mandatory convertible preferred stock contemplated hereby, dividends may become payable on the $1,000 liquidation preference per share of the mandatory convertible preferred stock.

If dividends become payable on the mandatory convertible preferred stock in connection the remarketing contemplated hereby, we will pay all dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends, in the amount of $    per share (equivalent to a    % return over the dividend period of the $1,000 per share liquidation preference). While the certificate of designations establishing the terms of the mandatory convertible preferred stock allows us to elect to pay dividends on the mandatory convertible preferred stock in cash, shares of our common stock, or a combination of cash and shares of our common stock, upon pricing of this remarketing our board of directors will irrevocably authorize and provide for such dividends to be paid solely in cash. Dividends, if any, will accumulate from and including the final remarketing settlement date to, but excluding March 1, 2024 (the “dividend period”) and will be payable when, as and if declared by our board of directors on March 1, 2024 (the “dividend payment date”), to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the fifteenth day of the month immediately preceding the month in which the dividend payment date falls (whether or not a business day).

We will calculate dividends, if any, on the mandatory convertible preferred stock on the basis of a 360-day year of twelve 30-day months (and for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month). Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends, if any, on the mandatory convertible preferred stock will cease to accumulate upon conversion, as described below.

If the dividend payment date falls on a date that is not a business day, the dividend payment date will be postponed to the next succeeding business day; provided that, if such business day falls in the next succeeding calendar month, the dividend payment date will be brought forward to the immediately preceding business day.

If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the mandatory convertible preferred stock, the applicable conversion rate will be adjusted so that holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, as described under “—Mandatory Conversion” below.

Dividends, if any, on the mandatory convertible preferred stock will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

So long as any shares of mandatory convertible preferred stock remain outstanding, except as described below, unless full cumulative dividends, if any, on the mandatory convertible preferred stock shall have been or contemporaneously are declared and paid or declared and a sum of cash or number of shares of common stock sufficient for the payment thereof is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the mandatory convertible preferred stock, for any period;

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the mandatory convertible preferred stock; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to the purchase contracts or make any payments (including any contract adjustment payments) under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.

The foregoing sentence, however, will not prohibit:

•

purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the mandatory convertible preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the first dividend period for which dividends are unpaid, including under a contractually binding stock repurchase plan;

•

the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the mandatory convertible preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for such capital stock;

•

any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

dividends or distributions payable solely in capital stock ranking junior to the mandatory convertible preferred stock, or warrants, options or rights to acquire such capital stock, other than any indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the mandatory convertible preferred stock, in each case, convertible into, exercisable for or exchangeable for our capital stock ranking junior to the mandatory convertible preferred stock; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the mandatory convertible preferred stock.

We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”

When we do not pay dividends, if any, in full (or do not set apart a sum sufficient to pay them in full) on the mandatory convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the mandatory convertible preferred stock, we will declare any dividends upon the mandatory convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the mandatory convertible preferred stock pro rata, so that the amount of dividends declared per share of the mandatory convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the mandatory convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.

Holders of shares of the mandatory convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends on the mandatory convertible preferred stock as described above. Any dividend payment made on the mandatory convertible preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.

No dividend will be paid unless and until our board of directors declares a dividend payable with respect to the mandatory convertible preferred stock. Our ability to declare and pay dividends, if any, and make other distributions with respect to our capital stock, including the mandatory convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends, if any, may be limited by the Delaware General Corporation Law.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the mandatory convertible preferred stock, holders of shares of the mandatory convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of the mandatory convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. It is possible a bankruptcy court may not respect the priority of the mandatory convertible preferred stock. See “Risk Factors—Risk Factors Relating to the Mandatory Convertible Preferred Stock—It is possible that a bankruptcy court may rank any claims under the mandatory convertible preferred stock equally with or below the claims of holders of common stock and that you may receive no recovery on your claims.” If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the mandatory convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the mandatory convertible preferred stock in the distribution of assets, then holders of shares of the mandatory convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the mandatory convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of the mandatory convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the mandatory convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption

The mandatory convertible preferred stock will not be redeemable. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) shares of mandatory convertible preferred stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.

Limited Voting Rights

Holders of shares of the mandatory convertible preferred stock generally do not have any voting rights, except as set forth below and as required by applicable law or our certificate of incorporation or as specifically required or recommended by the New York Stock Exchange listing rules. In matters where holders of the mandatory convertible preferred stock are entitled to vote, each share of the mandatory convertible preferred stock shall be entitled to one vote.

Election of Directors upon Nonpayment Events. If and whenever dividends on any shares of mandatory convertible preferred stock shall not have been declared and paid for at least six dividend periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the board of directors shall automatically be increased by two and the holders of mandatory convertible preferred stock, voting as a class together with the holders of any outstanding other class or series of preferred stock ranking on parity with the mandatory convertible preferred stock with like voting rights that are exercisable at the time and entitled to vote thereon (“Voting Preferred Stock”), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that (i) the election of such director shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of ours may then be listed or traded) that listed or traded companies must have a majority of independent directors and (ii) such director shall not be prohibited or disqualified from serving as a director on the board of directors by any applicable law, and provided further that the board of directors shall at no time include more than two Preferred Stock Directors.

When all accumulated and unpaid dividends on the mandatory convertible preferred stock have been paid in full, then the right of the holders of mandatory convertible preferred stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to the provisions above), and the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of the mandatory convertible preferred stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the Holders of the mandatory convertible preferred stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class).

When a Supermajority Vote is Required

So long as any shares of the mandatory convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the mandatory convertible preferred stock together with each other class or series of preferred stock ranking on parity with the mandatory convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the mandatory convertible preferred stock as to dividend rights or distribution rights upon the liquidation, winding-up or dissolution of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

alter, repeal or amend the provisions of our amended and restated certificate of incorporation (by amendment, merger or otherwise) so as to materially and adversely affect any right, preference, privilege or voting power of the mandatory convertible preferred stock; or

•

consummate a reorganization or reclassification involving the shares of mandatory convertible preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of mandatory convertible preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of mandatory convertible preferred stock are converted into or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole;

provided that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the mandatory convertible preferred stock), ranking equally with and/or junior to the mandatory convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, shall not be deemed to materially or adversely affect the rights, preferences, privileges or voting powers of the mandatory convertible preferred stock, and shall not require the affirmative vote or consent of the holders of the mandatory convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the mandatory convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.

To the fullest extent permitted by law, without the consent of the holders of the mandatory convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the mandatory convertible preferred stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the mandatory convertible preferred stock for the following purposes:

•

to cure any ambiguity, defect, inconsistency or mistake, or to correct or supplement any provision contained in the certificate of designations establishing the terms of the mandatory convertible preferred stock that may be defective or inconsistent with any other provision contained in such certificate of designations;

•

to make any provision with respect to matters or questions relating to the mandatory convertible preferred stock that is not inconsistent with the provisions of the certificate of designations establishing the terms of the mandatory convertible preferred stock, including, but not limited to, the filing with the Secretary of State a certificate of designations to reflect the amended terms (if any) of the mandatory convertible preferred stock in connection with a successful or failed remarketing;

•	to waive any of our rights with respect thereto; or

•	to make any other change to the terms of the mandatory convertible preferred stock;

provided that any such amendment, alteration, supplement or repeal of any terms of the mandatory convertible preferred stock effected in order to (1) conform the terms thereof to the description of the terms of the mandatory convertible preferred stock set forth under this “Description of the Mandatory Convertible Preferred Stock” section or (2) implement the changes, if any, to the dividend rate or the minimum conversion rate of the mandatory convertible preferred stock following the remarketing contemplated hereby, as the case may be, shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the mandatory convertible preferred stock.

Holders of shares of the mandatory convertible preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the mandatory convertible preferred stock or the creation, issuance or increase of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case, ranking on parity with or junior to the mandatory convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of the mandatory convertible preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of the mandatory convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the mandatory convertible preferred stock, except as set forth above.

Mandatory Conversion

Each outstanding share of the mandatory convertible preferred stock, unless previously converted, will automatically convert on the mandatory conversion date (as defined below), into a number of shares of our common stock equal to the conversion rate described below.

The conversion rate, which is the number of shares of our common stock issuable upon conversion of each share of the mandatory convertible preferred stock on the mandatory conversion date (excluding any shares of our common stock issued in respect of accumulated and unpaid dividends, as described below), is currently as follows:

•

if the mandatory settlement value of our common stock is greater than the threshold appreciation price, which is approximately $28.6100, then the conversion rate will be 34.9528 shares of our common stock per share of mandatory convertible preferred stock, or the “minimum conversion rate”;

•

if the mandatory settlement value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the initial price, which currently is approximately $24.3490 (the closing price of our common stock on the pricing date of the 2021 Equity Units, adjusted for excess cash dividends as described under “—Anti-dilution Adjustments below), then the conversion rate will be equal to $1,000 divided by the mandatory settlement value of our common stock, rounded to the nearest ten-thousandth of a share; or

•

if the mandatory settlement value of our common stock is less than the initial price, then the conversion rate will be 41.0695 shares of our common stock per share of mandatory convertible preferred stock, or the “maximum conversion rate”.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates”. The “threshold appreciation price” is calculated by dividing $1,000 by the minimum conversion rate of 34.9528 shares of common stock, and represents an approximately 17.5% appreciation over the initial price. The “initial price” is calculated by dividing $1,000 by the maximum conversion rate of 41.0695 shares of common stock. The fixed conversion rates are subject to adjustment as described in “—Anti-dilution Adjustments” below. If the closing price of our common stock on the pricing date of this remarketing is less than or equal to the initial price, the minimum conversion rate of the mandatory convertible preferred stock will be increased to an amount equal to $1,000 divided by 117.5% of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share). Notwithstanding the foregoing, in no event will the increased minimum conversion rate for the mandatory convertible preferred stock exceed the maximum conversion rate. We will not change the maximum conversion rate in connection with this remarketing of the mandatory convertible preferred stock.

If we declare a dividend for the dividend period, we will pay such dividend to the holders of record as of the immediately preceding record date, as described above under “—Dividends.” If, on or prior to March 1, 2024, we have not declared all or any portion of the accumulated and unpaid dividends, if any, on the mandatory convertible preferred stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:

•	the amount of such accumulated and unpaid dividends that have not been declared, or the “mandatory conversion additional conversion amount”, divided by

•	the greater of (i) the Floor Price and (ii) 97% of the applicable five-day average price (calculated using March 1, 2024 as the applicable dividend payment date).

The “Floor Price” is $8.52, which amount represents approximately 35% of the initial price, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-dilution Adjustments.” To the extent that the mandatory conversion additional conversion amount exceeds the product of the number of additional shares and 97% of the applicable five-day average price, we will, if we are able to do so under applicable Delaware law, declare and pay such excess amount in cash (computed to the nearest cent) pro rata to the holders of the mandatory convertible preferred stock. To the extent that we are not able to pay such excess amount in cash under applicable Delaware law, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Hypothetical Conversion Values upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the mandatory convertible preferred stock would receive upon mandatory conversion of one share of mandatory convertible preferred stock at various mandatory settlement values for our common stock. The table assumes that there will be no conversion rate adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the mandatory convertible preferred stock will be declared and paid in cash (and not in additional shares of our common stock). The actual mandatory settlement value of our common stock may differ from those set forth in the table below.

Given a current initial price of approximately $24.3490 and a current threshold appreciation price of approximately $28.6100, a holder of mandatory convertible preferred stock would receive on the mandatory conversion date the number of shares of our common stock per share of mandatory convertible preferred stock set forth below:

Assumed mandatory settlement value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Assumed conversion value (calculated as mandatory settlement value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$10.00	41.0695	$410.70
$12.00	41.0695	$492.83
$14.00	41.0695	$574.97
$16.00	41.0695	$657.11
$18.00	41.0695	$739.25
$24.3490	41.0695	$1,000.00
$27.50	36.3636	$1,000.00
$28.6100	34.9528	$1,000.00
$35.00	34.9528	$1,223.35
$40.00	34.9528	$1,398.11
$45.00	34.9528	$1,572.88
$50.00	34.9528	$1,747.64
$55.00	34.9528	$1,922.40
$60.00	34.9528	$2,097.17

Accordingly, assuming that the market price of our common stock on the mandatory conversion date is the same as the mandatory settlement value of our common stock, the aggregate market value of our common stock you receive upon mandatory conversion of a share of mandatory convertible preferred stock (excluding any shares of our common stock you receive in respect of accumulated and unpaid dividends) will be:

•	greater than the $1,000 liquidation preference of the share of mandatory convertible preferred stock, if the mandatory settlement value is greater than the threshold appreciation price;

•

equal to the $1,000 liquidation preference of the share of mandatory convertible preferred stock, if the mandatory settlement value is less than or equal to the threshold appreciation price and greater than or equal to the initial price; and

•	less than the $1,000 liquidation preference of the share of mandatory convertible preferred stock, if the mandatory settlement value is less than the initial price.

Definitions

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

“Mandatory settlement value” means the average of the daily VWAPs per share of our common stock over the mandatory averaging period.

“Mandatory averaging period” means the 40 consecutive trading day period commencing on, and including, the 41st scheduled trading day immediately preceding March 1, 2024.

“Mandatory conversion date” means the second business day immediately following the last trading day of the mandatory averaging period. The mandatory conversion date is expected to be March 1, 2024.

A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

Conversion at the Option of the Holder upon Fundamental Change

If a fundamental change (as defined below) occurs, a holder may elect to convert shares of mandatory convertible preferred stock in connection with the fundamental change (the right of conversion, “fundamental change conversion right”). If the stock price (as defined below) is less than the threshold appreciation price, any such conversion in connection with the fundamental change will be at an adjusted conversion rate that will be equal to (x) the $1,000 liquidation preference plus all accumulated and unpaid dividends, if any, to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of mandatory convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include any accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by (y) the average of the closing prices of our common stock for the five consecutive trading days ending on the second business day prior to the fundamental change settlement date (or, in the case of a fundamental change described in clause (2) of the definition of fundamental change where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock) (the amount described in clause (y), the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed 82.1390 shares of common stock per share of mandatory convertible preferred stock (subject to adjustment as set forth under “—Anti-dilution Adjustments”), which is equal to the $1,000 liquidation preference divided by 50% of the initial price.

If the stock price is greater than or equal to the threshold appreciation price, then the conversion rate will be the minimum conversion rate plus an additional number of shares of our common stock equal to (i) all accumulated and unpaid dividends, if any, to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of mandatory convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include any accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by (ii) the fundamental change settlement price.

A conversion of the mandatory convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change (regardless of the stock price) if the conversion date occurs from, and including, the date on which such fundamental change occurs or becomes effective (the “effective date”) to, and including, the date we specified in the fundamental change company notice as the last date on which a holder of the mandatory convertible preferred stock may exercise the fundamental change conversion right for that fundamental change, which we refer to as the “fundamental change conversion deadline.” The fundamental change conversion deadline will be a date no less than 20 business days nor more than 35 business days after the effective date of such fundamental change; provided that if any purchase contracts that are a component of our 2021 Equity Units are outstanding at the time we give the fundamental change company notice, such date shall not be less than 10 business days following the fundamental change early settlement date we specify for the purchase contracts.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

(3) our common stock ceases to be listed on at least one of the New York Stock Exchange, the Nasdaq Global Select Market and the Nasdaq Global Market (or any of their respective successors); or

(4) our shareholders approve our liquidation, dissolution or termination.

The “stock price” in the fundamental change will be:

(a) in the case of a fundamental change described in clause (2) of the definition of fundamental change above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

(b) in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.

We will send a notice to holders of the mandatory convertible preferred stock of a fundamental change within five business days after the effective date of the fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

•

the conversion rate and any adjustment to the conversion rate that will result from the fundamental change, or if the stock price is less than the threshold appreciation price, the formula for determination of the conversion rate;

•	the procedures that the holder of the mandatory convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline; and

•

the date on which all conversions in exercise of the fundamental change conversion right will be settled (the “fundamental change settlement date”), which will be the second business day immediately following the fundamental change conversion deadline.

To exercise the fundamental change conversion right, a holder of mandatory convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the mandatory convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of the mandatory convertible preferred stock to be converted pursuant to the fundamental change conversion right.

If the mandatory convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

Notwithstanding anything herein to the contrary, we will settle conversions in connection with a valid exercise of the fundamental change conversion right on the fundamental change settlement date through delivery, in respect of each share of the mandatory convertible preferred stock, of a number of shares of common stock (and cash in lieu of any fractional shares) equal to the adjusted conversion rate described above.

If the holders of our common stock receive only cash in a reorganization event, then notwithstanding the foregoing, for all conversions in connection with a fundamental change that occur after the effective date of such transaction, the consideration due upon conversion of each such share of mandatory convertible preferred stock shall be solely cash in an amount equal to the conversion rate as modified by this “—Conversion at the Option of the Holder upon Fundamental Change,” multiplied by the fundamental change settlement price for such transaction.

We will, to the extent applicable, comply with listing standards of the New York Stock Exchange in connection with the issuance of our common stock upon any exercise of the fundamental change conversion right.

Early Conversion at the Option of the Holder

Other than in connection with a fundamental change, on or after December 1, 2023, holders of shares of mandatory convertible preferred stock have the right to convert their mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), at any time prior to March 1, 2024 (an “early conversion”), into shares of our common stock at the minimum conversion rate of shares of our common stock per share of mandatory convertible preferred stock.

If, as of the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion or upon a Conversion in connection with a Fundamental Change”) of any early conversion, or the “early conversion date”, we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the dividend payment date immediately prior to such early conversion date (if any), the conversion rate for such early conversion will be adjusted so that holders converting their mandatory convertible preferred stock at such time receive an additional number of shares of our common stock equal to:

•	such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods, or the “early conversion additional conversion amount”, divided by

•

the greater of (i) the Floor Price and (ii) the average of the daily VWAPs per share of our common stock over the 40 consecutive trading day period, or the “early conversion settlement period”, commencing on, and including, the 41st scheduled trading day immediately preceding the early conversion date, or the “early conversion average price”.

To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.

Except as described above, upon any early conversion of any mandatory convertible preferred stock, we will make no payment or allowance for unpaid dividends on such shares of the mandatory convertible preferred stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of the mandatory convertible preferred stock as of such record date, as described under “—Dividends.”

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of mandatory convertible preferred stock will automatically convert into shares of common stock on the mandatory conversion date.

If more than one share of the mandatory convertible preferred stock held by the same holder is automatically converted on the mandatory conversion date, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our mandatory convertible preferred stock so converted.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.

So long as the shares of the mandatory convertible preferred stock being converted are in global form, the shares of common stock issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the mandatory conversion date and (ii) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of the close of business on the mandatory conversion date. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the mandatory conversion date, the common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

Upon Early Conversion or upon a Conversion in connection with a Fundamental Change

If you elect to convert the mandatory convertible preferred stock prior to March 1, 2024, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change,” you must observe the following conversion procedures:

•

if you hold a beneficial interest in a global share of mandatory convertible preferred stock, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program; and

•	if you hold shares of the mandatory convertible preferred stock in certificated form, you must comply with certain procedures set forth in the certificate of designations.

The “conversion date” will be the date on which you have satisfied the foregoing requirements, to the extent applicable.

If more than one share of the mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the mandatory convertible preferred stock so surrendered.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.

So long as the shares of the mandatory convertible preferred stock being converted are in global form, the shares of common stock will be issued and delivered to the converting holder through the facilities of DTC on the latest of (i) the second business day immediately succeeding the conversion date, (ii) if applicable, the second business day immediately succeeding the last day of the early conversion settlement period, (iii) if applicable, the fundamental change settlement date and (iv) the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the common stock issuable upon early conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date or, if applicable, the relevant fundamental change conversion deadline. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the applicable conversion date or fundamental change conversion deadline, as the case may be, the common stock issuable upon early conversion of the mandatory convertible preferred stock will not be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the mandatory convertible preferred stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the mandatory convertible preferred stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average of the closing prices of our common stock over the five consecutive trading day period ending on, and including, the second business day immediately preceding the relevant conversion date or, if applicable, fundamental change conversion deadline.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted as described below, except that we will not make any adjustments to the fixed conversion rates if holders of the mandatory convertible preferred stock participate (other than in the case of a share split or share combination or a tender or exchange offer described in clause (5) below), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the mandatory convertible preferred stock, in any of the transactions described below without having to convert their mandatory convertible preferred stock as if they held a number of shares of common stock equal to (i) the maximum conversion rate as of the record date for such transaction, multiplied by (ii) the number of shares of mandatory convertible preferred stock held by such holder.

(1)

If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, each fixed conversion rate will be adjusted based on the following formula:

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on the record date for such dividend or other distribution or as of the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, on the date our board of directors determines not to pay or make such dividend or distribution, to such fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of such distribution, each fixed conversion rate will be increased based on the following formula:

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights, options or warrants), then each fixed conversion rate will be readjusted, as of the date of such expiration, to the fixed conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(3)

(a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock (excluding (i) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause 3(b) below apply), then each fixed conversion rate will be increased based on the following formula:

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

An adjustment to the fixed settlement rates made pursuant to the immediately preceding paragraph shall become effective as of the close of business on the record date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each share of mandatory convertible preferred stock, at the same time and upon the same terms as holders of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of common stock equal to the maximum conversion rate in effect on the record date for such dividend or distribution.

(b) However, if we distribute to all or substantially all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case, that is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off”, then each fixed conversion rate will be increased based on the following formula:

where,

CR0	=	such fixed conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

CR1	=	such fixed conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

FMV0	=	the average of the closing prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the ex-dividend date for such dividend or distribution (the “valuation period”); and

MP0	=	the average of the closing price of our common stock over the valuation period.

The increase to each fixed conversion rate under this paragraph 3(b) will be calculated by us as of the close of business on the last trading day of the valuation period but will be given retroactive effect as of immediately after the open of business on the ex-dividend date of the spin-off. Because we will make the adjustment to each fixed conversion rate with retroactive effect, we will delay the settlement of any conversion of mandatory convertible preferred stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second business day after the last trading day of such valuation period.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, each fixed conversion rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)

If any cash dividend or distribution is made to all or substantially all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.22 per share, or the “initial dividend threshold”, each fixed conversion rate will be increased based on the following formula:

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1	=	such fixed conversion rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;

T	=	the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective as of the close of business on the record date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each share of mandatory convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate on the record date for such cash dividend or distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the maximum conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the fixed conversion rates under this clause (4).

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, each fixed conversion rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, or the “expiration date”, each fixed conversion rate will be increased based on the following formula:

where,

CR0	=	such fixed conversion rate in effect immediately prior to the close of business on the trading day immediately following the expiration date;

CR1	=	such fixed conversion rate in effect immediately after the close of business on the trading day immediately following the expiration date;

AC	=	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the closing price of our common stock on the trading day next succeeding the expiration date.

The adjustment to the fixed conversion rates under the preceding paragraph (5) will occur at the close of business on the trading day immediately following the expiration date.

We do not currently have a shareholders rights plan in effect. If we have a rights plan in effect upon conversion of the mandatory convertible preferred stock into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each fixed conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3)(a) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Holders of the mandatory convertible preferred stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the fixed conversion rates. See “Material U.S. Federal Income and Estate Tax Consequences.”

We may, to the extent permitted by law and the rules of the New York Stock Exchange or any other securities exchange on which our common stock or the mandatory convertible preferred stock is then listed, increase each fixed conversion rate by any amount for a period of at least 20 business days if such increase is irrevocable during such 20 business days and our board of directors determines that such increase would be in our best interest. In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or market on which our common stock or such other security, as applicable, is listed or traded at that time, without the right to receive the issuance or distribution in question, from the issuer of such security or, if applicable, from the seller of our common stock or such security, as the case may be, on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors, statute, contract or otherwise), and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Adjustments to the fixed conversion rates will be calculated by us to the nearest 1/10,000th of a share of our common stock.

The fixed conversion rates will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the mandatory convertible preferred stock was first issued;

•	for a change in the par value or no par value of the common stock; or

•

for accumulated dividends, if any, on the mandatory convertible preferred stock, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change.”

Except as otherwise provided above, we will be responsible for making all calculations called for under the mandatory convertible preferred stock. These calculations include, but are not limited to, determinations of the fundamental change settlement price, the stock price in connection with a fundamental change, the daily VWAPs, the five-day average prices and the fixed conversion rates of the mandatory convertible preferred stock.

We will be required, within ten business days after the fixed conversion rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the mandatory convertible preferred stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each adjusted fixed conversion rate.

For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein) and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein).

Whenever the terms of the mandatory convertible preferred stock require us to calculate the closing price or daily VWAP per share of our common stock over a span of multiple days, our board of directors will make appropriate adjustments in good faith (including, without limitation, to the mandatory settlement value, the early conversion average price, the fundamental change settlement price and the five-day average price (as the case may be)) to account for any adjustments to the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the record date, ex-dividend date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on shares of our common stock occurs after the end of the 40 consecutive trading day period used for calculating the mandatory settlement value and before the mandatory conversion date; and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the mandatory convertible preferred stock had such record date occurred on or before the last trading day of such 40-trading day period, then we will deem the holders of the mandatory convertible preferred stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the mandatory convertible preferred stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the mandatory convertible preferred stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of any reorganization event (defined below), each share of the mandatory convertible preferred stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the mandatory convertible preferred stock, become convertible into exchange property units (defined below).

The number of exchange property units we will deliver upon conversion of each share of the mandatory convertible preferred stock or as a payment of dividends on the mandatory convertible preferred stock, as applicable, following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as the case may be, were to exchange property units (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the mandatory convertible preferred stock become holders of record of the underlying shares of our common stock). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of an exchange property unit will be determined in good faith by our board of directors (which determination will be final), except that if an exchange property unit includes common stock or American Depositary Receipts, or “ADRs”, that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 40 consecutive trading day period used for calculating the mandatory settlement value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. For the purpose of calculating any fundamental change settlement price, the value of an exchange property unit will be determined in good faith by our board of directors (which determination will be final), except that if an exchange property unit includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the five consecutive trading day period used for calculating the fundamental change settlement price of the closing prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive reorganization events, and the provisions summarized under “—Anti-dilution Adjustments” will apply to any shares of common equity or ADRs of us or any successor received by the holders of shares of our common stock in any such reorganization event. We (or any successor to us) will, as soon as reasonably practicable (but in any event within five calendar days) after the occurrence of any reorganization event provide written notice to the holders of the mandatory convertible preferred stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property units. Failure to deliver such notice will not affect the operation of the provisions described in this section.

The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries

•	substantially as an entirety; or

•	any statutory exchange of our common stock;

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“exchange property”). An “exchange property unit” is the kind and amount of exchange property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.

In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under “—Anti-dilution Adjustments”) based on the number of shares of common stock comprising the exchange property units and (if applicable) the value of any non-stock consideration comprising the exchange property units. If the exchange property units are composed solely of non-stock consideration, the initial dividend threshold will be zero.

It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the mandatory convertible preferred stock.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance upon conversion of the mandatory convertible preferred stock, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of the mandatory convertible preferred stock then outstanding.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

Computershare Trust Company, N.A. is the transfer agent and registrar of our common stock and the transfer agent, registrar, conversion and dividend disbursing agent for the mandatory convertible preferred stock.

Payment

So long as any shares of mandatory convertible preferred stock are registered in the name of DTC, as depository for the mandatory convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the mandatory convertible preferred stock will be made as described therein.

Form

So long as any shares of mandatory convertible preferred stock are registered in the name of DTC, as depository for the mandatory convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the shares of mandatory convertible preferred stock will be made as described therein.

Certain Trading Characteristics

The mandatory convertible preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accumulated after a record date and prior to a dividend payment date, which dividends will be payable to the holders as of the record date, as described above); thus, it is expected that purchasers of the mandatory convertible preferred stock will not pay, and sellers will not receive, accumulated and unpaid dividends with respect to the mandatory convertible preferred stock that is not included in the trading price thereof.

Title

We and any agent of ours will treat the person or entity in whose name securities are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Book-Entry Issuance—The Depository Trust Company

DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the mandatory convertible preferred stock. The shares of the mandatory convertible preferred stock are evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all mandatory convertible preferred stock represented by these certificates for all purposes under the mandatory convertible preferred stock. Except in the limited circumstances referred to below, owners of beneficial interests in global security certificates (“beneficial owners”):

•	will not be entitled to have the mandatory convertible preferred stock represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any mandatory convertible preferred stock represented by these certificates for any purpose under the mandatory convertible preferred stock.

Purchases of the mandatory convertible preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the mandatory convertible preferred stock on DTC’s records. The ownership interest of each beneficial owner of each share of mandatory convertible preferred stock is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the mandatory convertible preferred stock. Transfers of ownership interests on the mandatory convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in mandatory convertible preferred stock, except in the event that use of the book-entry system for the mandatory convertible preferred stock is discontinued.

To facilitate subsequent transfers, all mandatory convertible preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the mandatory convertible preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the mandatory convertible preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of mandatory convertible preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the mandatory convertible preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of mandatory convertible preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the mandatory convertible preferred stock.

Payments of dividends, if any, on the mandatory convertible preferred stock will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends, if any, to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the mandatory convertible preferred stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the mandatory convertible preferred stock.

DTC may discontinue providing its services as securities depository with respect to the mandatory convertible preferred stock at any time by giving us or the transfer agent reasonable notice. In the event no successor securities depository is obtained, certificates for the mandatory convertible preferred stock will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the remarketing agents take any responsibility for the accuracy of this information.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following is a summary of the material United States federal income tax and, in the case of non-U.S. holders (as defined below), estate tax consequences of the ownership and disposition of shares of our mandatory convertible preferred stock and shares of our common stock acquired upon conversion of the mandatory convertible preferred stock . This summary applies only to investors who acquire shares of our mandatory convertible preferred stock in this remarketing at the remarketing offering price and hold their shares of our mandatory convertible preferred stock and the common stock into which they are convertible as capital assets. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, tax consequences if you are subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), as well as differing tax consequences that may apply if you are, for instance,

•	a dealer in securities;

•	a trader in securities;

•	a regulated investment company, real estate investment trust, controlled foreign corporation, passive foreign investment company, or shareholders of such corporations;

•	an entity that is tax-exempt for U.S. federal income tax purposes, and a retirement plan, individual retirement account and tax-deferred account;

•	an insurance company;

•	a person holding our mandatory convertible preferred stock or common stock as part of a hedging, integrated, conversion, wash sale or constructive sale transaction or a straddle or synthetic security;

•	a financial institution;

•

a person who is a pass-through entity, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and an investor in a pass-through entity holding our mandatory convertible preferred stock or common stock;

•	a United States person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If you are a partnership for U.S. federal income tax purposes that holds our mandatory convertible preferred stock or common stock, the tax treatment of your partners will generally depend upon the status of the partner and the activities of the partnership. Entities or arrangements classified as partnerships for U.S. federal income tax purposes, and partners in such partnerships, holding our mandatory convertible preferred stock or common stock should consult their own tax advisors.

This summary is based upon the provisions of the Code, final, temporary and proposed Treasury regulations, administrative pronouncements and judicial decisions issued thereunder as of the date hereof. Those authorities may change, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the ownership or disposition of shares of our mandatory convertible preferred stock or shares of our common stock acquired upon conversion of the mandatory convertible preferred stock. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to investors in light of their particular circumstances.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder. You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of mandatory convertible preferred stock that is:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Reorganization Event

Depending on the circumstances, a reorganization event as described in “Description of the Mandatorily Convertible Preferred Stock—Recapitalizations, Reclassifications and Changes of Our Common Stock” could potentially be a taxable event and could result in consequences to the beneficial owner of the mandatory convertible preferred stock or common stock held after the reorganization event that differ from those described herein. You should consult your tax advisor regarding the tax consequences of a reorganization event.

Distributions on Mandatory Convertible Preferred Stock

Any distribution paid on our mandatory convertible preferred stock (including the fair market value of distributions paid in common stock and the payment of dividends in arrears, if any) will be treated as a dividend to the extent of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by you when received by you or on your behalf. If a distribution exceeds our current and accumulated earnings and profits, the excess will first be treated as a tax-free return of your investment, up to your adjusted tax basis, in the mandatory convertible preferred stock, and thereafter as gain from the sale or exchange of the shares. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. holders should be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. holders should be eligible for the dividends-received deduction. You should consult your tax advisor regarding the application of reduced tax rates and the dividends-received deduction in your particular circumstances. We may determine not to pay a dividend currently, in which case you should consult your tax advisor regarding whether, in that circumstance, you would be required to accrue the deferred dividend into your taxable income on a current basis.

Constructive Distributions

You may be treated as receiving a constructive distribution from us if (1) the conversion rate of the mandatory convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, an adjustment in the conversion rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for certain taxable distributions with respect to our common stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders). A constructive distribution on our mandatory convertible preferred stock will generally be treated as described under “—Distributions on Mandatory Convertible Preferred Stock” above. Thus, under certain circumstances, an increase in (or failure to decrease) the conversion rate (including in connection with a fundamental change) might give rise to a taxable dividend to you even though you will not receive any cash in respect thereof. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described above under “—Distributions on Mandatory Convertible Preferred Stock.”

Tax Basis in Mandatory Convertible Preferred Stock

Your initial tax basis in the mandatory convertible preferred stock generally will equal the purchase price for the mandatory convertible preferred stock paid in this remarketing.

Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock

You will generally recognize capital gain or loss on the disposition of mandatory convertible preferred stock equal to the difference between the amount realized on the disposition and your adjusted tax basis in the mandatory convertible preferred stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you held the mandatory convertible preferred stock for a period of more than one year.

Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

A redemption of our mandatory convertible preferred stock for cash will generally be treated as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles unless the redemption (i) is “not essentially equivalent to a dividend” within the meaning of Section 302 of the Code or (ii) completely terminates the holder’s interest in the Company. In determining whether either of these tests has been satisfied, a beneficial owner generally must take into account stock actually owned as well as stock treated as constructively owned under the Code (possibly including any common stock that a beneficial owner may be entitled to receive on conversion of mandatory convertible preferred stock). While the determination whether either of the foregoing tests is satisfied depends on a stockholder’s particular facts and circumstances as of the time of the determination, the IRS has ruled in the past that in certain circumstances even a small reduction in the proportionate interest held by a small minority stockholder in a publicly traded corporation will be treated as an exchange if the stockholder exercises no control over the corporation. Any cash received upon a redemption in respect of dividends in arrears on our mandatory convertible preferred stock should be treated as described above under “—Distributions on our Mandatory Convertible Preferred Stock.” You should consult your tax advisor regarding the proper treatment of a redemption of our mandatory convertible preferred stock.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

If you receive only common stock upon a conversion of our mandatory convertible preferred stock (other than cash with respect to any fractional share), you generally will not recognize gain or loss upon the conversion, except with respect to any cash received in lieu of a fractional share. Your tax basis in the common stock received in such a conversion will be the same as your adjusted tax basis in the mandatory convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and your holding period for such common stock will include your holding period for the mandatory convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the mandatory convertible preferred stock that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the conversion, the mandatory convertible preferred stock has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Solely Cash

Under certain situations described above under “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder Upon a Fundamental Change,” you may receive only cash in respect of mandatory convertible preferred stock surrendered for conversion. In such an event, you generally will be treated as having disposed of your mandatory convertible preferred stock in a redemption by us and will, subject to rules regarding redemption described above under “—Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock,” recognize gain or loss on such disposition.

Common Stock Acquired upon Conversion

Distributions

Any distribution with respect to our common stock paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Non-corporate U.S. holders that receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distribution on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock (but not below zero), and any remaining excess will be treated as gain from the sale or exchange of your common stock, as described immediately below.

Sale, Exchange or Other Taxable Disposition

Upon a sale, exchange, or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock. This capital gain or loss will be long-term capital gain or loss if your holding period for the shares exceeds one year at the time of the disposition. Under U.S. federal income tax law, certain non-corporate U.S. holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments to you in respect of our mandatory convertible preferred stock and common stock and to the proceeds of the sale or other disposition of these instruments, unless you are an exempt recipient (and you certify as to your exempt recipient status, if required to do so). Backup withholding may apply to these payments if you fail to provide a taxpayer identification number or establish certain other conditions. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. You are a non-U.S. holder if for U.S. federal income tax purposes you are a beneficial owner of mandatory convertible preferred stock that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income and Withholding Tax

Dividends and Constructive Distributions

Distributions treated as dividends received by you on our mandatory convertible preferred stock or common stock, including a conversion or redemption treated as a dividend, as well as constructive dividends resulting from certain adjustments or failures to make adjustments to the conversion rate under the mandatory convertible preferred stock, will generally be subject to withholding of U.S. federal income tax at a 30% rate (or a lower rate specified by an applicable tax treaty) (see “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock—Sale, Exchange, or Other Taxable Disposition of Mandatory Convertible Preferred Stock” and “—Tax Consequences to U.S. Holders —Mandatory Convertible Preferred Stock—Constructive Distributions”). In the case of dividends paid in stock, constructive dividends or a conversion of mandatory convertible preferred stock into common stock that is treated as a dividend, you will generally be subject to U.S. federal withholding tax at a rate of 30% on the dividend amount.

However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment are not subject to U.S. withholding tax, although you will be required to satisfy the relevant certification requirements to avoid 30% withholding, but instead are subject to U.S. federal income tax, as described under “—Effectively Connected Income” below.

If you are a non-U.S. holder of mandatory convertible preferred stock or common stock who wishes to claim the benefit of an applicable treaty rate for dividends, you will be required to provide to the applicable withholding agent your name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a United States person (as defined in the Code) and are entitled to a reduction of, or an exemption from, U.S. federal withholding tax under an applicable income tax treaty. If you are eligible for a reduced rate of, or an exemption from, U.S. federal withholding tax on payments pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Conversion or Other Taxable Disposition of the Mandatory Convertible Preferred Stock or Common Stock

The following discussion assumes that our common stock is and will continue to be regularly traded on an established securities market. You should consult your tax advisor if at any point our common stock is not so regularly traded.

A non-U.S. holder will generally recognize gain, or dividend treatment, on a disposition of mandatory convertible preferred stock or common stock (including conversion of mandatory convertible preferred stock) to the same extent as a U.S. holder, as described under “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock—Sale, Exchange, or Other Taxable Disposition of the Mandatory Convertible Preferred Stock,” “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock—Conversion of Mandatory Convertible Preferred Stock into Common Stock,” “—Tax Consequences to U.S. Holders—Mandatory Convertible Preferred Stock—Conversion of Mandatory Convertible Preferred Stock into Solely Cash,” and “—Tax Consequences to U.S. Holders—Common Stock—Sale, Exchange or Other Taxable Disposition.” Any amounts treated as dividends in those discussions will be treated as discussed above under “—Dividends and Constructive Distributions.”

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” any gain realized on the disposition of mandatory convertible preferred stock or common stock generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, where an applicable treaty so provides, is also attributable to a U.S. permanent establishment maintained by you);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	you are, in the case of our mandatory convertible preferred stock or our common stock, considered to own an interest in a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition and your holding period, and certain other conditions are satisfied.

Gain described in the first bullet point above generally will be subject to tax at the regular U.S. federal income tax rates and, if you are a corporation, may be subject to a branch profits tax in an amount equal to 30% (or lower treaty rate) of your effectively connected earnings and profits as described below under “—Effectively Connected Income.” An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax rate (or any lower rate that may be specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S.-source capital losses (even though the individual is not considered a resident of the United States).

With respect to the third bullet point above, generally a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Shares of our mandatory convertible preferred stock and common stock generally will be treated as United States real property interests if we are (or, during a specified period, have been) a United States real property holding corporation for United States federal income tax purposes. We believe that we currently are not a United States real property holding corporation for U.S. federal income tax purposes, and we do not expect to become a United States real property holding corporation for the foreseeable future. However, if we become a United States real property holding corporation, you may be subject to U.S. federal income tax on any gain from the disposition of our mandatory convertible preferred stock and common stock.

Effectively Connected Income

If you are engaged in a trade or business in the United States and income on our mandatory convertible preferred stock or our common stock is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent established or fixed base maintained by you), although exempt from 30% U.S. withholding tax, you will be subject to U.S. federal income tax on that income in the same manner as if you were a U.S. holder (as described above under “—Tax Consequences to U.S. Holders”). Certain certification and disclosure requirements must be satisfied in order for effectively connected income to be exempt from withholding. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder, mandatory convertible preferred stock and common stock acquired upon a conversion of mandatory convertible preferred stock owned by you at the time of your death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with dividends (including constructive dividends). Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our mandatory convertible preferred stock and our common stock. You may be subject to backup withholding on payments on our mandatory convertible preferred stock or our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions contained in the Code commonly referred to as “FATCA” impose a U.S. federal withholding tax of 30% certain payments (including payments of dividends (including deemed dividends) paid with respect to shares of our mandatory convertible preferred stock or common stock, and gross proceeds from the sale or disposition of mandatory convertible preferred stock and common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting, withholding and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. Under proposed Treasury regulations, this withholding tax will not apply to the gross proceeds from the sale or other disposition of mandatory convertible preferred stock and common stock. The preamble to these proposed Treasury regulations indicates that taxpayers may rely on them pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify the general FATCA requirements. If any withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. Prospective investors should consult their tax advisors regarding the effects of FATCA on an investment in our mandatory convertible preferred stock and our common stock.

The foregoing discussion of material U.S. federal income and estate tax considerations is for general information purposes only and is not tax or legal advice. You should consult your tax advisor as to the particular tax consequences of owning and disposing of our mandatory convertible preferred stock and our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

ERISA CONSIDERATIONS

Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code and other federal, state, local and non-U.S. laws that are substantively similar or are of similar effect to such provisions of ERISA or the Code (“Similar Laws”) impose certain restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA;

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans;

•

entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities (together with employee benefit plans subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code, “ERISA Plans”);

•

governmental plans, certain church plans (each as defined under ERISA) and non-U.S. plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but are subject to Similar Laws (together with ERISA Plans, “Plans” and each individually, a “Plan”); and

•	persons who have certain specified relationships to an ERISA Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

ERISA, the Code and Similar Laws impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Civil penalties, liability and/or excise taxes may be imposed as a result of a violation of these duties or engaging in a prohibited transaction and such a transaction could result in a loss of tax-exempt status and the transaction might have to be rescinded. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of assets of an ERISA Plan, or who renders investment advice to an ERISA Plan for a fee or other compensation, is generally considered a fiduciary of the ERISA Plan. Accordingly, among other factors, an investing fiduciary who is considering an investment in mandatory convertible preferred stock should first determine that:

•

the investment would satisfy the prudence and diversification requirements of ERISA or Similar Laws, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•	the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	the investment would be consistent with the documents and instruments governing the Plan;

•	the investment is made solely in the interest of participants and beneficiaries of the Plan;

•

the acquisition, holding or disposition of mandatory convertible preferred stock does not result in (1) a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption or (2) a violation of Similar Laws; and

•	the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

The mandatory convertible preferred stock should not be purchased or held by any person investing assets of a Plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation under Similar Laws. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the mandatory convertible preferred stock should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Laws and the potential consequences in its specific circumstances. Any such Plan fiduciary or other person is solely responsible for determining whether the investment in the mandatory convertible preferred stock will result in a non-exempt prohibited transaction under ERISA, the Code or a violation of Similar Laws and whether the investment satisfies ERISA’s fiduciary standards and any other requirements under ERISA, the Code or Similar Laws.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the mandatory convertible preferred stock by an ERISA Plan. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the mandatory convertible preferred stock.

Accordingly, by its purchase or holding of the mandatory convertible preferred stock, each purchaser or holder of the mandatory convertible preferred stock will be deemed to have represented and warranted that either:

•	the purchaser or holder is not purchasing the mandatory convertible preferred stock with, or on behalf of, the assets of any Plan; or

•

(1) the purchase, holding and subsequent disposition of the mandatory convertible preferred stock satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Laws (as applicable), (2) the purchase, holding and subsequent disposition of the mandatory convertible preferred stock will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of Similar Laws and (3) neither we nor any of our subsidiaries, nor the remarketing agents, are or will be deemed to be a fiduciary with respect to any Plan in connection with the initial offering of the mandatory convertible preferred stock.

The sale or transfer of mandatory convertible preferred stock to a Plan or person acting on behalf of a Plan is in no way a representation by us or the remarketing agents that the purchase, holding or disposition of mandatory convertible preferred stock meets the legal requirements for investments by Plans or is appropriate for Plans.

The discussion of ERISA, the Code, and Similar Laws contained in this prospectus supplement is general and does not purport to be complete. Moreover, the provisions of ERISA, the Code, and Similar Laws are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.

ANY POTENTIAL INVESTOR CONSIDERING THE PURCHASE OR HOLDING OF THE MANDATORY CONVERTIBLE PREFERRED STOCK THAT IS, OR IS ACTING ON BEHALF OF, A PLAN IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE. NEITHER THIS DISCUSSION NOR ANYTHING IN THIS PROSPECTUS SUPPLEMENT IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY PURCHASER OR HOLDER THAT IS A PLAN OR AT SUCH PURCHASERS OR HOLDERS GENERALLY.

FINAL REMARKETING

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as remarketing agents and BofA Securities, Inc., PNC Capital Markets LLC and Scotia Capital (USA) Inc. are acting as co-remarketing agents for this remarketing.

Under the terms and subject to the conditions contained in the remarketing agreement, the remarketing agents have agreed severally and not jointly to use their reasonable best efforts to remarket shares of the mandatory convertible preferred stock, which are part of the 2021 Equity Units, at a price at least equal to the amount described under “Relationship of the Equity Units to the Final Remarketing” in this prospectus supplement.

In connection with this remarketing, we may increase the dividend rate and minimum conversion rate of the mandatory convertible preferred stock, in each case as described in the section “Description of the Mandatory Convertible Preferred Stock.”

The remarketing agents have no obligation to purchase any shares of the mandatory convertible preferred stock. There is no over-allotment option to purchase additional shares of the mandatory convertible preferred stock by the remarketing agents. The remarketing agreement provides that this remarketing is subject to customary conditions precedent, including the delivery of legal opinions.

The remarketing fee equals $        , which will be paid by the Company. 2021 Equity Unit holders and holders of shares of the mandatory convertible preferred stock participating in the remarketing will not be responsible for the payment of any remarketing fees or expenses in connection with this remarketing. We estimate that our total expenses for this remarketing, excluding remarketing fees, will be $        .

The mandatory convertible preferred stock has no established trading market. We have been informed by the remarketing agents that they intend to make a market in the mandatory convertible preferred stock, but they are not obligated to do so and may cease market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the mandatory convertible preferred stock.

In order to facilitate this remarketing of the mandatory convertible preferred stock, the remarketing agents may engage in transactions that stabilize, maintain or otherwise affect the price of the mandatory convertible preferred stock. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the mandatory convertible preferred stock. In general, purchases of shares of the mandatory convertible preferred stock for the purpose of stabilization, as well as other purchases by the remarketing agents for their own accounts, could cause the price of the mandatory convertible preferred stock to be higher than it might be in the absence of these purchases. We and the remarketing agents make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the mandatory convertible preferred stock. In addition, we and the remarketing agents make no representation that the remarketing agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the remarketing agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the remarketing agents may be required to make in respect of such liabilities.

The remarketing agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the remarketing agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and brokerage services for the issuer, for which they received or will receive customary fees and expenses. In addition, certain of the remarketing agents and their respective affiliates are lenders, and in some cases agents for the lenders, under our credit facilities.

Additionally, in the ordinary course of their various business activities, the remarketing agents and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the remarketing agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such remarketing agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the mandatory convertible preferred stock remarketed hereby. Any such short positions could adversely affect future trading prices of the mandatory convertible preferred stock remarketed hereby. The remarketing agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

T+ 3 Settlement

It is expected that delivery of the mandatory convertible preferred stock will be made against payment therefor on or about November    , 2023, which is the third business day following the date of the pricing of the mandatory convertible preferred stock (this settlement cycle being referred to as “T+ 3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the mandatory convertible preferred stock prior to the second business day preceding the settlement date will be required, by virtue of the fact that the mandatory convertible preferred stock initially will settle in T+ 3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the remarketing agents that would permit a public offering of the mandatory convertible preferred stock remarketed by this prospectus supplement in any jurisdiction where action for that purpose is required. The mandatory convertible preferred stock remarketed by this prospectus supplement may not be remarketed or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such mandatory convertible preferred stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the remarketing and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any mandatory convertible preferred stock remarketed by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the remarketing. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the remarketing agents are not required to comply with the disclosure requirements of NI 33-105 regarding remarketing agent conflicts of interest in connection with this remarketing.

European Economic Area

The securities are not intended to be remarketed, offered, sold or otherwise made available to and should not be remarketed, offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any remarket of securities in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the remarketing, the remarketing agents are not acting for anyone other than the Company and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the remarketing.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The securities are not intended to be remarketed, offered, sold or otherwise made available to and should not be remarketed, offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the remarketing, the remarketing agents are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the remarketing.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly, the securities being remarketed pursuant to this prospectus supplement have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA, and the securities remarketed hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland.

The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities remarketed should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the securities may not be remarketed, offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The securities have not been remarketed, offered or sold and will not be remarketed, offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not remarketed, offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be remarketed, offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i) (B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law; or

(d) as specified in Section 276(7) of the SFA.

LEGAL MATTERS

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, will pass upon certain legal matters relating to the validity of the securities remarketed by this prospectus supplement for us. Certain legal matters in connection with this remarketing will be passed upon for the remarketing agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	depositary shares representing interests in shares of preferred stock;

•	one or more series of its debt securities;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts to purchase common stock or preferred stock, either separately or in units with the debt securities described below or U.S. Treasury securities

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 34 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “NI.”

Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors ” on page 2 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, the accompanying prospectus supplement and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “NiSource” refer to NiSource Inc. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to NiSource and its subsidiaries. References to “securities” refer collectively to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Note regarding forward-looking statements” sections in NiSource’s most recent Annual Report on Form 10-K and in NiSource’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, and corresponding sections in reports NiSource may file with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s ability to execute its business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with NiSource’s business; NiSource’s ability to adapt to, and manage costs related to, advances in technology; impacts related to NiSource’s aging infrastructure; NiSource’s ability to obtain sufficient insurance coverage and whether such coverage will protect it against significant losses; the success of NiSource’s electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; NiSource’s ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity-attacks; increased requirements and costs related to cybersecurity; any damage to NiSource’s reputation; any remaining liabilities or impact related to the sale of the Massachusetts business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; NiSource’s ability to manage the financial and operational risks related to achieving NiSource’s carbon emission reduction goals; NiSource’s debt obligations; any changes to NiSource’s credit rating or the credit rating of certain of its subsidiaries; any adverse effects related to NiSource’s equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of NiSource’s subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence, Massachusetts gas distribution incident (the “Greater Lawrence Incident”); compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in the “Risk Factors” section of NiSource’s most recent Annual Report on Form 10-K and NiSource’s subsequent Quarterly Reports on Form 10-Q, many of which risks are beyond the control of NiSource. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. NiSource undertakes no obligation, and expressly disclaims any such obligation, to update or revise any forward-

looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

WHERE YOU CAN FIND MORE INFORMATION

NiSource files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.nisource.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed on  January 27, 2022 (as amended by Form 8-K/A filed on March 16, 2022),  February 18, 2022,  March 16, 2022,  April  27, 2022, May 25, 2022, June 10, 2022, August 10, 2022; and August  16, 2022; and

•	the description of our common stock contained in our definitive joint proxy statement/prospectus dated April 24, 2000;

•

the description of (i) the depositary shares, each representing 1/1000th ownership interest in a share of our 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) and a 1/1000th ownership interest in a share of our Series B-1 Preferred Stock (“Series B-1 Preferred Stock”), and (ii) the underlying Series B Preferred Stock and Series B-1 Preferred Stock contained or referred to in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description;

•

the description of (i) the Series A Corporate Units (“Series A Corporate Units”), each representing a 1/10th undivided beneficial ownership in a share of our Series C Mandatory Convertible Preferred Stock, par value $0.01 per share (“the Series C Preferred Stock”), and (ii) the underlying Series C Preferred Stock contained or referred to in the registration statement on Form 8-A/A filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating any such description; and

•

any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we sell all of the securities offered by this prospectus.

You may request a copy of any of these filings at no cost by writing to or calling us at the following address and telephone number: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

NISOURCE INC.

Overview. NiSource is an energy holding company whose primary subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.7 million customers in six states. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution holding company, and Northern Indiana Public Service Company LLC (“NIPSCO”), a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations

Business Strategy. We focus our business strategy on providing safe and reliable service through our core, rate-regulated asset-based utilities, which generate substantially all of our operating income. NiSource’s utilities continue to move forward on core safety, infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all six states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we (i) embark on long-term infrastructure investment and safety programs to better serve our customers, (ii) align our tariff structures with our cost structure, and (iii) address changing customer conservation patterns. These strategies are intended to improve reliability and safety, enhance customer service, ensure customer affordability and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.2 million customers in six states and operate approximately 54,600 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own five distribution subsidiaries that provide natural gas to approximately 2.4 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. We also distribute natural gas to approximately 853,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 483,000 customers in 20 counties in the northern part of Indiana and also engage in wholesale and electric transmission transactions. We own and operate sources of generation as well as source power through power purchase agreements (“PPAs”). We continue to transition our generation portfolio to primarily renewable sources. During 2021, we operated Rosewater Wind Generation LLC for the full year and Indiana Crossroads Wind Generation LLC went into service during December 2021. We also purchased energy generated from renewable sources through PPAs. NIPSCO’s transmission system, with voltages from 69,000 to 765,000 volts, consists of 3,024 circuit miles. NIPSCO is interconnected with eight neighboring electric utilities. During the year ended December 31, 2021, NIPSCO generated 47.87% and purchased 52.13% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 620,000,000 shares, of which 600,000,000 are common stock, par value $0.01, and 20,000,000 are preferred stock, par value $0.01. The board of directors has designated (i) 400,000 shares of Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), liquidation preference $1,000 per share, (ii) 20,000 shares of Series B Preferred Stock, liquidation preference $25,000 per share, (iii) 20,000 shares of Series B-1 Preferred Stock, liquidation preference $0.01 per share and (iv) 862,500 shares of Series C Preferred Stock, liquidation preference $1,000 per share.

As of October 28, 2022, NiSource had outstanding 406,134,342 shares of its common stock, 400,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 20,000 shares of Series B-1 Preferred Stock and 862,500 shares of Series C Preferred Stock. The shares of Series B Preferred Stock and Series B-1 Preferred Stock are represented by 20,000,000 depositary shares, each representing 1/1000th ownership interest in a share of each of the Series B Preferred Stock and the Series B-1 Preferred Stock. Additional details concerning these depositary shares are provided below under “Description of Depositary Shares.”

On April 19, 2021, NiSource issued 8,625,000 Series A Equity Units (“Series A Equity Units”), initially consisting of Series A Corporate Units, each with a stated amount of $100. Each Series A Corporate Unit consists of a forward contract to purchase shares of NiSource’s common stock in the future and a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

NiSource’s Amended and Restated Certificate of Incorporation (“certificate of incorporation”) also designates 4,000,000 shares of NiSource’s preferred stock as Series A Junior Participating Preferred Stock (“Series A Junior Stock”). The shares of Series A Junior Stock were reserved for issuance upon the exercise of rights under NiSource’s former Shareholder Rights Plan, which formally expired in 2010, and no shares of Series A Junior Stock were ever issued.

The below summaries of provisions of NiSource’s common stock and preferred stock are not necessarily complete. You are urged to read carefully, and the below summaries are qualified in their entirety by, NiSource’s certificate of incorporation and Amended and Restated By-Laws (“bylaws”) which are filed as exhibits to the registration statement of which this prospectus is a part and the certificates of designations for each series of NiSource’s preferred stock which have been or hereafter are filed with the SEC.

Anti-Takeover Provisions

NiSource’s certificate of incorporation includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of NiSource’s management. More specifically, the certificate of incorporation provides that stockholders may not cumulate their votes and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals for NiSource and could delay or prevent a change in control of management of NiSource.

Under Delaware law, the approval of the holders of a majority of the outstanding shares of a class of NiSource’s capital stock would be necessary to authorize any amendment to the certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class of capital stock or that would adversely alter or change the powers, preferences or special right of such class of capital stock. Further, pursuant to the certificates of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, the holders of two-thirds of any series of such preferred stock must approve certain amendments to the certificate of incorporation that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of such series of preferred stock. The effect of these provisions may permit the respective holders of NiSource’s outstanding shares of capital stock to block a proposed amendment to the certificate of incorporation in connection with a potential acquisition of NiSource if such amendment would (i) adversely affect the powers, preferences or special rights of NiSource’s common stock or (ii) have a material adverse effect on the existing preferences, rights, powers, duties or obligations of a series of NiSource’s preferred stock.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”) regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination” (as defined therein), which includes, among other things, a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock or an affiliate or associate of such person.

Common Stock

NiSource’s common stock is listed on the New York Stock Exchange under the symbol “NI.” Shares of NiSource’s common stock, offered and sold pursuant to the registration statement of which this prospectus forms a part, will be fully paid and non-assessable.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of NiSource, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of NiSource and the distribution in full of all preferential amounts (including any accumulated and unpaid dividends) to which the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created are entitled, the holders of common stock will share ratably in the remaining assets in proportion to the number of shares of common stock held by them respectively. A consolidation or merger of NiSource with or into any other corporation, or any purchase or redemption of shares of any class of NiSource’s capital stock, will not be deemed to be a liquidation, dissolution or winding up of NiSource’s affairs.

Voting Rights

Except as otherwise required by Delaware law or as otherwise provided in the certificate of designations for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or any other series of preferred stock of NiSource hereafter created, holders of NiSource’s common stock exclusively possess voting power for the election of NiSource’s directors and all other matters requiring stockholder action. Each holder of common stock, if entitled to vote on a matter, is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights. Holders of common stock will be notified of any stockholders’ meeting according to applicable law.

For the voting rights of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, including the rights of holders of Series B-1 Preferred Stock to elect two additional directors to NiSource’s board of directors upon a Nonpayment Event (as defined below), see “—Series A Preferred Stock— Voting Rights,” “—Series B Preferred Stock—Voting Rights,” “—Series B-1 Preferred Stock—Voting Rights” and “—Series C Preferred Stock—Voting Rights.”

Dividend Rights

Holders of common stock will be entitled to receive dividends, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose in accordance with Delaware law, subject to the powers, preferences and rights afforded to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of preferred stock of NiSource hereafter created. Dividends may be paid in cash, capital stock or other property of NiSource.

NiSource is prohibited by the terms of each of its Series A Preferred Stock, its Series B Preferred Stock and its Series C Preferred Stock from declaring or paying dividends on any shares of NiSource’s common stock (other than dividends payable solely in shares of its common stock) or redeeming, repurchasing or acquiring shares of its common stock unless full cumulative dividends have been paid with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, respectively, through the most recently completed respective dividend periods. See “—Series A Preferred Stock—Dividends,” “—Series B Preferred Stock—Dividends” and “—Series C Preferred Stock—Dividends.”

As noted above, NiSource is an energy holding company that derives substantially all of its revenues and earnings from the operating results of the rate-regulated businesses of its subsidiaries. Accordingly, NiSource’s ability to pay dividends on its capital stock is dependent primarily upon the earnings and cash flows of its subsidiaries and the distribution or other payment of such earnings to NiSource. NiSource’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of NiSource or to make any funds available therefor, whether by dividends, loans or other payments.

No Preemptive Rights

Holders of NiSource’s common stock are not entitled to, as holders of common stock, any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Preferred Stock

GENERAL

The board of directors of NiSource can, without approval of stockholders, issue one or more series of preferred stock. The board of directors of NiSource can also determine the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to the certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

The designation, powers, preferences, rights, qualifications, limitations and restrictions of each series of NiSource’s preferred stock discussed below are set forth in a certificate of designations for such series, each forming part of the certificate of incorporation. The following briefly summarizes certain of the powers, preferences and rights of each series of preferred stock and certain material provisions of the certificate of designations for the applicable series but does not contain a complete description of them and is qualified in its entirety by the provisions of the applicable certificate of designations. You may obtain a copy of the certificate of designations for each series of preferred stock as described under “Where You Can Find More Information.”

SERIES A PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock are set forth below.

Ranking

The Series A Preferred Stock ranks, with respect to dividends and distributions upon the liquidation, winding up and dissolution, whether voluntary or involuntary, of NiSource’s affairs (a “Liquidation”): (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Junior Securities”); (ii) on a parity with the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series A Preferred Stock with respect to dividends and such distributions (“Series A Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series A Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series A Senior Securities and Series A Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series A Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series A Preferred Stock and Series A Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series A Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series A Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such holders will be entitled to one vote per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which the Series A Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class together with holders of any Series A Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series A Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series A Preferred Stock (or Series A Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series A Senior Securities.

Dividends

Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative semi-annual cash dividends (subject to the dividend rights of any Series A Senior Securities or Series A Parity Securities) at an initial rate of 5.650% per annum of the $1,000 liquidation preference per share (equal to $56.50 per share per annum). On and after June 15, 2023, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series A Preferred Stock from declaring or paying dividends on any Series A Junior Securities (other than a dividend payable solely in such Series A Junior Securities) or redeeming, repurchasing or acquiring shares of any Series A Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series A Preferred Stock and any Series A Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Series A Parity Securities unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such series of preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series A Preferred Stock, at its option, in whole or in part, on June 15, 2023 or on any fifth anniversary thereafter by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series A Preferred Stock), NiSource may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price equal to $1,020 (102% of the liquidation preference) per share plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series A Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series A Preferred Stock do not, as holders of Series A Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B Preferred Stock are set forth below.

Ranking

The Series B Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock with respect to dividends and such distributions

(the “Series B Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends), Series C Preferred Stock (except with respect to dividends, as Series C Preferred Stock does not bear dividends until a successful remarketing of such series) and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B Preferred Stock with respect to dividends and such distributions (the “Series B Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B Senior Securities and Series B Parity Securities in respect of distributions upon the Liquidation) before any distribution of assets is made to holders of Series B Junior Securities, a liquidation preference of $25,000 per share. Any accumulated and unpaid dividends on the Series B Preferred Stock and Series B Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B Parity Securities), such holders will be entitled to twenty-five votes per share. The Series B Preferred Stock is paired with the Series B-1 Preferred Stock and the holders of the Series B-1 Preferred Stock are entitled to the voting rights described in “—Series B-1 Preferred Stock—Voting Rights.”

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock (subject to the voting rights discussed in the following paragraph) and (ii) in connection with a merger or another transaction in which either the Series B Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B Preferred Stock.

Parity and Senior Preferred Stock. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class together with holders of any Series B Parity Securities and upon which like voting rights have been conferred and are exercisable, NiSource may not: (i) create or issue any Series B Parity Securities (including any additional shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, but excluding any payments-in-kind on such shares) if the cumulative dividends payable on the outstanding shares of Series B Preferred Stock (or Series B Parity Securities, if applicable) are in arrears; or (ii) create or issue any Series B Senior Securities.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose, cumulative quarterly cash dividends (subject to the dividend rights of any Series B Parity Securities or Series B Senior Securities) at an initial rate of 6.50% per annum of the $25,000 liquidation preference per share (equal to $1,625 per share per annum). On and after March 15, 2024, dividends will accumulate for each five-year period thereafter according to a formula based on the rate of certain U.S. Treasury securities with a five year maturity plus the applicable margin.

NiSource is prohibited by the terms of the Series B Preferred Stock from declaring or paying dividends on any Series B Junior Securities (other than a dividend payable solely in such Series B Junior Securities) or redeeming, repurchasing or acquiring shares of common stock or any Series B Junior Securities unless full cumulative dividends have been paid on all outstanding shares of Series B Preferred Stock and any Series B Parity Securities entitled to dividends through the most recently completed respective dividend periods. In addition, NiSource may not repurchase, redeem or otherwise acquire any shares of Series B Preferred Stock or Series B Parity Securities, unless (i) effected pursuant to a purchase or exchange offer made on the same relative terms to all holders of such shares of preferred stock or (ii) (A) full cumulative dividends have been paid or provided for on all outstanding shares of such preferred stock entitled to dividends through the most recently completed respective dividend periods and (B) NiSource expects to have sufficient funds to pay in full the next dividend on all such outstanding shares of preferred stock.

Redemption

NiSource may redeem the Series B Preferred Stock, at its option, in whole or in part, on March 15, 2024 or on any fifth anniversary thereafter by paying $25,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the redemption date, whether or not declared. In addition, following the occurrence of a “Ratings Event” (as defined in the certificate of designations of the Series B Preferred Stock), NiSource may, at its option, redeem the Series B Preferred Stock in whole, but not in part, at a redemption price equal to $25,500 per share (102% of the liquidation preference) plus an amount equal to all accumulated and unpaid dividends thereon to the redemption date, whether or not declared.

No Conversion or Preemptive Rights

The Series B Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B Preferred Stock do not, as holders of Series B Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES B-1 PREFERRED STOCK

The Series B-1 Preferred Stock was issued as a distribution with respect to the Series B Preferred Stock in order to enhance the voting rights of the Series B Preferred Stock to comply with the New York Stock Exchange’s minimum voting rights policy. The Series B-1 Preferred Stock is paired with the Series B Preferred Stock and may not be transferred, redeemed or repurchased except in connection with the simultaneous transfer, redemption or repurchase of the underlying Series B Preferred Stock, and upon the transfer, redemption or repurchase of the underlying Series B Preferred Stock, the same number of shares of Series B-1 Preferred Stock must simultaneously be transferred (to the same transferee), redeemed or repurchased, as the case may be. A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series B-1 Preferred Stock are set forth below.

Ranking

The Series B-1 Preferred Stock ranks, with respect to distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and any other class or series of capital stock that does not expressly provide that it ranks junior or senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series B-1 Preferred Stock with respect to such distributions (the “Series B-1 Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series B-1 Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series B-1 Senior Securities and Series B-1 Parity Securities in respect of distributions upon Liquidation), before any distribution of assets is made to holders of Series B-1 Junior Securities, a liquidation preference of $0.01 per share. Any accumulated and unpaid dividends on the Series B-1 Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

The Series B-1 Preferred Stock has no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law. On any matter described below in which the holders of the Series B-1 Preferred Stock are entitled to vote as a class (whether separately or together with the holders of any Series B-1 Parity Securities), such holders will be entitled to twenty-five votes per share.

Adverse Changes. Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B-1 Preferred Stock, voting as a single class, no amendment to the certificate of incorporation may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B-1 Preferred Stock. However, such voting requirement shall not be implicated by any amendment to the certificate of incorporation (i) relating to the issuance of additional shares of preferred stock and (ii) in connection with a merger or another transaction in which either the Series B-1 Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the terms thereof materially unchanged in any respect adverse to the holders of Series B-1 Preferred Stock.

Election of Directors upon Nonpayment Events. If and whenever dividends on any shares of Series B Preferred Stock shall not have been declared and paid for at least six dividend periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting NiSource’s board of directors will automatically be increased by two and the holders of Series B-1 Preferred Stock, voting as a class together with the holders of any outstanding Series B-1 Parity Securities having like voting rights that are exercisable at that time (“Director Voting Preferred Stock”), shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that (i) such election does not violate the corporate governance requirements of the New York Stock Exchange that companies must have a majority of independent directors and (ii) any such director is not prohibited or disqualified from serving as a director of NiSource by any applicable law. The Preferred Stock Directors shall each be entitled to one vote per director on any matter before NiSource’s board of directors for a vote.

When all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full, then (a) the right of the holders of Series B-1 Preferred Stock to elect the Preferred Stock Directors shall cease, (b) the terms of office of the Preferred Stock Directors will automatically terminate and (c) the number of directors constituting NiSource’s board of directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by holders of a majority of the outstanding shares of the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class). So long as a Nonpayment Event continues, any vacancy in the office of a Preferred Stock Director (after the initial election of Preferred Stock Directors) may be filled by the written consent of the Preferred Stock Director remaining in office (if any), in lieu of a vote by the Series B-1 Preferred Stock and Director Voting Preferred Stock (voting together as a single class).

Dividends

Holders of Series B-1 Preferred Stock are not entitled to receive dividends.

Redemption

The shares of Series B-1 Preferred Stock are subject to mandatory redemption, in whole or in part, at a redemption price of $0.01 per share upon the redemption of the underlying shares of Series B Preferred Stock with which such shares of Series B-1 Preferred Stock are paired. The shares of Series B-1 Preferred Stock are not otherwise subject to redemption.

No Conversion or Preemptive Rights

The Series B-1 Preferred Stock is not convertible into any other class of NiSource’s capital stock and the holders of the Series B-1 Preferred Stock do not, as holders of Series B-1 Preferred Stock, have any preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

SERIES C PREFERRED STOCK

A summary of certain powers, preferences, rights, qualifications, limitations and restrictions of the Series C Preferred Stock are set forth below.

Ranking

The Series C Preferred Stock ranks, with respect to dividends and distributions upon Liquidation: (i) senior to NiSource’s common stock and any other class or series of capital stock that does not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Junior Securities”); (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock (except with respect to dividends, as Series B-1 Preferred Stock does not entitle its holders to receive dividends) and any other class or series of capital stock that expressly provides that it ranks on a parity with the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Parity Securities”); and (iii) junior to any class or series of capital stock that expressly provides that it ranks senior to the Series C Preferred Stock with respect to dividend rights or distribution rights (the “Series C Senior Securities”).

Liquidation Rights

In the event of any Liquidation, the holders of the Series C Preferred Stock are entitled to receive out of NiSource’s assets available for distribution to stockholders (subject to the rights of holders of Series C Senior Securities and Series C Parity Securities in respect of distributions upon the Liquidation) before any payment or distribution of assets is made to holders of Series C Junior Securities, a liquidation preference of $1,000 per share. Any accumulated and unpaid dividends on the Series C Preferred Stock and Series C Parity Securities will be paid prior to any distributions in Liquidation. A consolidation or merger of NiSource with or into any other entity will not be deemed to be a Liquidation.

Voting Rights

On any matter described below in which the holders of the Series C Preferred Stock are entitled to vote as a class with Series C Parity Securities, each share of Series C Preferred Stock and each share of Series C Parity Securities s will be entitled to a number of votes in proportion to the liquidation preference then-applicable to such shares.

Unless NiSource has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other series of Series C Parity Securities, voting as a single class, NiSource may not (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Series C Senior Securities, or reclassify any capital stock of NiSource into any such shares of Series C Senior Securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Series C Senior Securities; (ii) amend the certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or (iii) consummate a reorganization or reclassification involving the Series C Preferred Stock or a merger or consolidation of NiSource with another entity, unless the Series C Preferred Stock remains outstanding or is exchanged for a series of preferred stock of the surviving entity, in either case, with the rights, preferences, privileges and voting powers, taken as a whole, no less favorable to the holders of the Series C Preferred Stock.

Dividends

Shares of Series C Preferred Stock do not initially bear any dividends. Following a successful remarketing of the Series C Preferred Stock, dividends may become payable when, as and if declared by NiSource’s board of directors out of legally available funds for such purpose.

NiSource is prohibited by the terms of the Series C Preferred Stock from declaring or paying dividends on any Series C Parity Securities or Series C Junior Securities or redeeming, repurchasing or acquiring shares of any Series C Parity Securities or Series C Junior Securities unless (i) full cumulative dividends have been paid on all outstanding shares of Series C Preferred Stock and any Series C Parity Securities entitled to dividends for all past dividend periods or (ii) a number of shares of common stock sufficient for the payment of such dividends is set apart for payment.

No Redemption or Preemptive Rights

Shares of the Series C Preferred Stock are not redeemable and have no preemptive rights with respect to any shares of NiSource’s capital stock or any of its securities convertible into or exercisable for its capital stock.

Conversion Rights

Each share of Series C Preferred Stock, unless previously converted, will automatically convert into shares of NiSource’s common stock on the mandatory conversion date, which is expected to be on or about March 1, 2024 (“Mandatory Conversion Date”). The conversion rate will be determined based on the volume-weighted average share price of NiSource’s common stock near the conversion date. If no successful remarketing of the Series C Preferred Stock has previously occurred (a “Remarketing Failure”), effective as of December 1, 2023, each share of Series C Preferred Stock will be automatically transferred to NiSource on the Mandatory Conversion Date without any payment of cash or shares of NiSource’s common stock.

Prior to December 1, 2023, shares of the Series C Preferred Stock may be converted only upon the occurrence of certain fundamental change events. On or after December 1, 2023, unless a Remarketing Failure has occurred, holders of Series C Preferred Stock will have the right to convert the Series C Preferred Stock into shares of common stock prior to the Mandatory Conversion Date.

DESCRIPTION OF DEPOSITARY SHARES

NiSource may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of NiSource’s depositary shares.

In connection with the issuance of any depositary shares, NiSource will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, NiSource will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

Depositary Shares representing Series B Preferred Stock and Series B-1 Preferred Stock

NiSource has issued and outstanding 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th ownership interest in a share of its Series B Preferred Stock and a 1/1,000th ownership interest in a share of its Series B-1 Preferred Stock. The Depositary Shares are evidenced by depositary receipts issued pursuant to a deposit agreement (the “Deposit Agreement”) among NiSource, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares. This description of the Depositary Shares is qualified in its entirety by the provisions of the respective certificates of designations of the Series B Preferred Stock and Series B-1 Preferred Stock and the Deposit Agreement.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock and Series B-1 Preferred Stock to the record holders of Depositary Shares relating to the underlying Series B Preferred Stock and Series B-1 Preferred Stock in proportion to the number of Depositary Shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of Depositary Shares entitled to those distributions, unless it determines, in consultation with NiSource, that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with NiSource’s approval, sell the property (at a public or private sale) and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of Depositary Shares they hold.

Redemption of Depositary Shares

If NiSource redeems the Series B Preferred Stock and Series B-1 Preferred Stock represented by the Depositary Shares, a proportionate number of Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to each of the Series B Preferred Stock and Series B-1 Preferred Stock. Whenever NiSource redeems shares of Series B Preferred Stock and Series B-1 Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Series B Preferred Stock and Series B-1 Preferred Stock so redeemed.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock and/or Series B-1 Preferred Stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice to the record holders of the Depositary Shares. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock and/or Series B-1 Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote represented by the holder’s Depositary Shares. To the extent practicable, the depositary will vote the number of shares entitled to vote represented by such Depositary Shares in accordance with the instructions it receives. If the depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series B Preferred Stock and/or Series B-1 Preferred Stock entitled to vote, it will abstain from voting the number of shares of Series B Preferred Stock and/or Series B-1 Preferred Stock represented thereby.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the Depositary Shares and any provision of the Depositary Agreement may be amended by agreement between the depositary and NiSource. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Depositary Agreement may be terminated by NiSource upon sixty days’ prior written notice to the depositary or by the depositary upon mailing notice to NiSource and the holders of all Depositary Shares then outstanding if at any time sixty days have expired after the depositary provided written notice to NiSource of its resignation and a successor depositary has not been appointed. The Depositary Agreement shall automatically terminate after there has been a final distribution in respect of the Series B Preferred Stock and Series B-1 Preferred Stock in connection with NiSource’s liquidation, dissolution or winding and such distribution has been distributed to the holders of Depositary Shares.

DESCRIPTION OF THE DEBT SECURITIES

NiSource may issue debt securities, which will be designated as either senior debt securities or subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to both the senior debt securities and the subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, as amended and supplemented, between NiSource (as successor to NiSource Finance Corp.) and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities will be issued under a separate indenture to be entered into at a future date between NiSource and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or in resolutions of NiSource’s board of directors or a committee of the board.

The senior debt securities:

•	are direct senior unsecured obligations of NiSource; and

•	are equal in right of payment to any other unsecured and unsubordinated debt of NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource; and

•	are subordinated to the prior payment in full of the senior debt securities of NiSource.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

If NiSource uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource will pay principal;

•	the right, if any, to extend the date or dates on which NiSource will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•

the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource may redeem securities;

•	whether bearer securities will be issued;

•	the denominations in which NiSource will issue securities;

•	the currency or currencies in which NiSource will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource applicable to the debt securities;

•

whether NiSource will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien and whether NiSource may redeem those debt securities rather than pay additional amounts;

•

whether NiSource will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable Indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource. The Indentures also do not limit the ability of NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource will issue registered debt securities in minimum denominations of $1,000 or any integral multiple thereof. (See Section 302.)

If NiSource issues the debt securities as registered securities, NiSource will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource has appointed as securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee deems practicable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. NiSource may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource may redeem a series of debt securities prior to its stated maturity. NiSource will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price and any accrued interest, if any, on the debt securities to be redeemed. (See Section 1105.)

If NiSource is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Sections 1103 and 1106.)

Consolidation, Merger, Conveyance, Transfer or Lease

NiSource shall not consolidate with or merge into any other person or convey, transfer or lease substantially all of its assets or properties to any person unless:

•	that person is organized under the laws of the United States or any state thereof;

•	that person assumes NiSource’s obligations under the Indentures;

•

after giving effect to the transaction, NiSource is not in default under the Indentures and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing;

•	NiSource delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource nor any subsidiary of NiSource, other than a utility, may issue, assume or guarantee any debt for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities (together with any other indebtedness of or guaranteed by NiSource or such subsidiary ranking equally with such debt securities) equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary (other than a utility);

•

create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•

create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•

NiSource defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•

NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•

NiSource defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by it or defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness for money borrowed constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such indebtedness has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such indebtedness is not paid within 60 days after written notice to NiSource from the indenture trustee or to NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with any rule of law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all events of default (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) if NiSource has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration of acceleration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

Modification of Indentures

NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource’s covenants or to surrender any right or power conferred on NiSource under the Indenture;

•	to add events of default;

•

to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not adversely affect the interest of the holders of debt securities of any series in any material respect);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not adversely affect the interest of the holders of debt securities of any series in any material respect); or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States; and

•	modify these requirements or reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource can terminate its obligations with respect to debt securities of all series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource’s obligations will be satisfied and discharged with respect to that series (except as to NiSource’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource may issue warrants to purchase equity or debt securities. NiSource may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource will issue the warrants under warrant agreements to be entered into between NiSource and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (“Stock Purchase Contracts”). The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource’s debt securities or U.S. treasury securities, securing the holders’ obligations to purchase the shares of our common stock or preferred stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

As of October 28, 2022, we had 8,625,000 Series A Equity Units outstanding, which were initially issued in the form of Series A Corporate Units, each consisting of (i) a forward contract to purchase shares of NiSource’s common stock on December 1, 2023, subject to early settlement in certain situations, and (ii) a 10% undivided beneficial ownership interest in one share of Series C Preferred Stock.

BOOK-ENTRY ISSUANCE

Unless otherwise specified in the applicable prospectus supplement, NiSource will issue any debt securities offered under this prospectus as “global securities.” In addition, NiSource may issue other securities offered under this prospectus as global securities. We will describe the specific terms for issuing any security as a global security in the prospectus supplement relating to that security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. NiSource will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource will issue one or more fully registered global securities for each issue of securities, each in the aggregate principal, stated amount or number of shares of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of like type, tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to NiSource as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource or the indenture trustee, subject to any statutory or regulatory requirements. Payment of redemption proceeds, principal and any premium, interest or other payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of a security. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights with respect to such beneficial owner’s interest in a global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global securities.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource or, with respect to a debt security, the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to the holders of record.

NiSource may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). NiSource understands, however, that under current industry practices, DTC would notify its participants of NiSource’s decision, but will only withdraw beneficial interests from the global securities at the request of each participant. In that event, certificates for the securities will be printed and delivered to the applicable participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery or forward contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Baker & McKenzie LLP, Chicago, Illinois, will pass upon certain legal matters relating to the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus to the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

862,500 Shares

NiSource Inc.

Series C Mandatory Convertible Preferred Stock (Liquidation Preference $1,000 per Share)

Prospectus Supplement

Remarketing Agents

Goldman Sachs & Co. LLC	J.P. Morgan	Wells Fargo Securities

BofA Securities	PNC Capital Markets LLC	Scotiabank

                    , 2023